SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CURTISS-WRIGHT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Valued Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Curtiss-Wright Corporation to be held on Friday, May 4, 2007 at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, commencing at 2:00 p.m. local time.

The Notice of Annual Meeting and Proxy Statement which follow this letter provide information concerning matters to be considered and acted upon at the annual meeting. We will provide a brief report on our business followed by a question and answer period at the annual meeting.

We know that many of you are unable to attend the annual meeting in person. The proxies that we solicit give you the opportunity to vote on all matters that are scheduled to come before the annual meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone, by internet or by completing, signing, dating, and returning your proxy card in the enclosed postage-paid envelope.

On behalf of your Board of Directors, management, and our employees, I would like to express our appreciation for your continued support.

Sincerely,

MARTIN R. BENANTE Chairman and Chief Executive Officer

CURTISS-WRIGHT CORPORATION
4 Becker Farm Road, Roseland, New Jersey 07068

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of the common stock of Curtiss-Wright Corporation:

Notice is hereby given that the annual meeting (the “Annual Meeting”) of stockholders of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), will be held Friday, May 4, 2007 at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, commencing at 2:00 p.m. local time, for the following purposes:

(1)	To elect nine Directors.

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2007.

(3)	To consider and transact such other business as may properly come before the Annual Meeting.

Only record holders of the Company’s common stock at the close of business on March 6, 2007, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders will be available for examination by any stockholder(s) at the Annual Meeting and at the offices of the Company, 4 Becker Farm Road, Roseland, New Jersey 07068, during the ten days preceding the Annual Meeting date.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who plan to attend the Annual Meeting in person are nevertheless requested to sign and return their proxy cards to make certain that their vote will be represented at the Annual Meeting should they be prevented unexpectedly from attending.

By Order of the Board of Directors,

March 28, 2007	MICHAEL J. DENTON Vice President, Corporate Secretary and General Counsel

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

CURTISS-WRIGHT CORPORATION
4 Becker Farm Road, Roseland, New Jersey 07068

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on Friday, May 4, 2007, at 2:00 p.m. local time, at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, and at any adjournments thereof.

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. This Proxy Statement and accompanying form of proxy card set forth in Appendix A will be first sent to stockholders entitled to vote at the Annual Meeting on or about March 28, 2007. For information about stockholders’ eligibility to vote at the Annual Meeting, please see “Record Date and Outstanding Stock” below. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by officers and other employees of the Company. We will reimburse banks and nominees for their expenses in forwarding proxy materials to our beneficial owners.

Annual Report. A copy of the Company’s Annual Report to Stockholders for the year 2006, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the Annual Meeting, we request that you date and execute the enclosed proxy card and return it in the enclosed postage-paid return envelope, or use the telephone or the internet to submit your proxy. Telephone and internet proxy instructions are provided on the proxy card. A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”). With respect to the election of Directors and the ratification of the appointment of the independent public accountants and other routine matters, a broker will have discretionary authority to vote the shares of Company common stock if the beneficial owner has not given instructions.

Voting In Accordance With Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted for the election as Directors of the nominees proposed (see Proposal One) and for the ratification of Deloitte & Touche LLP as our independent public accountants for 2007 (see Proposal Two). The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail, telephone, or the internet will be voted in accordance with the judgment of the persons named as proxies.

Signatures in Certain Cases. If a stockholder is a corporation or unincorporated entity such as a partnership or limited liability company, the enclosed proxy should be signed in its corporate or other entity name by an authorized officer or person and his or her title should be indicated. If shares are registered in the name of 2 or more trustees or other persons, the proxy must be signed by a majority of them. If shares are registered in the name of a decedent, the proxy should be signed by the executor or administrator and his or her title should follow the signature.

Revocation of Proxies. Stockholders have the right to revoke their proxies at any time before a vote is taken (1) by notifying the Corporate Secretary of the Company in writing at the Company’s address given above, (2) by executing a new proxy bearing a later date or by submitting a new proxy by telephone or the internet on a later date, provided the new proxy is received by American Stock Transfer & Trust Company (which will have a representative present at the Annual Meeting) before the vote, (3) by attending the Annual Meeting and voting in person, or (4) by any other method available to stockholders by law.

Record Date and Outstanding Stock. The close of business on March 6, 2007 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is the common stock, par value $1.00 per share (the “Common Stock”). As of March 6, 2007, there were 44,250,757 shares of Common Stock outstanding constituting all the capital stock of the Company entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held.

Quorum. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Required Vote. A plurality of the Common Stock present in person or represented by proxy at the Annual Meeting will elect as Directors the nominees proposed (see Proposal One). The ratification of Deloitte & Touche LLP as our independent public accountants for 2007 (see Proposal Two) requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Appraisal Rights. Under the Delaware General Corporation Law, the holders of Common Stock do not have appraisal rights with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

General Information

At the date of this Proxy Statement, the Board of Directors of the Company (the “Board” or “Board of Directors”) consists of nine members, eight of whom are non-employee Directors.

The Committee on Directors and Governance of the Board of Directors has recommended and our full Board of Directors has nominated Martin R. Benante, James B. Busey IV, S. Marce Fuller, Allen A. Kozinski, Carl G. Miller, William B. Mitchell, John R. Myers, William W. Sihler, and Albert E. Smith, each currently serving Directors, to be elected to the Board each for a one year term. Pursuant to the Company’s Restated Certificate of Incorporation, the Board acting through a majority of Directors increased its membership by electing Allen A. Kozinski as a Director on February 6, 2007. The Committee on Directors and Governance used the services of a third-party executive search firm to assist it in identifying and evaluating Allen A. Kozinski as a nominee for Director. Each nominee has indicated his or her willingness to serve. In the event that any nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee.

Directors will be elected by a plurality of votes properly cast (in person or by proxy) at the Annual Meeting. This means that a person will be elected who receives the first through ninth highest number of votes, even if he or she receives less than a majority of the votes cast. Therefore, stockholders who do not vote or withhold their vote from one or more of the proposed nominees and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. A broker who is the record holder of shares of Common Stock beneficially owned by a customer will have discretionary authority to vote such shares in the election of directors if the broker has not received voting instructions from the beneficial owner by the 10th day before the meeting, provided that this Proxy Statement has been transmitted to the beneficial owner at least 15 days before the meeting.

Information Regarding Nominees

Set forth below is information with respect to the nominees for Directors. Such information includes the principal occupation of each nominee for Director during at least the past five years.

Martin R. Benante, age 54, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 2000. From April 1999 to April 2000, Mr. Benante was President and Chief Operating Officer of the Company and from April 1996 to April 1999 he was Vice President of the Company. From March 1995 to April 1999 he was President of Curtiss-Wright Flow Control Corporation. He has been a Director of the Company since 1999.

James B. Busey IV, age 74, has been an aviation safety and security consultant since April 1996. From February 1995 to October 2006, he served as a Trustee of Mitre Corporation. From July 1992 to May 2003, he served as a Director of Texas Instruments, Incorporated. From September 1992 to April 1996, he was President and Chief Executive Officer of the Armed Forces Communications and Electronics Association. He has been a Director of the Company since 1995 and serves as a member of the Executive Compensation Committee and as Chairman of the Committee on Directors and Governance.

S. Marce Fuller, age 46, was the President and Chief Executive Officer of Mirant Corporation from July 1999 to October 2005 and a Director of Mirant Corporation from July 1999 until January 2006. Since October 2001 she has served as a Director of Earthlink, Inc. From September 1997 to July 1999, she was President and Chief Executive Officer of Mirant Americas Energy Marketing, LP and from October 1998 to July 1999 she was Executive Vice President of Mirant Corporation. From May 1996 to October 1998 she was Senior Vice President of Mirant Corporation. She has been a Director of the Company since 2000 and serves as a member of the Audit Committee, the Executive Compensation Committee and the Committee on Directors and Governance.

Allen A. Kozinski, age 65, served as Group Vice President, Global Refining of BP PLC from 1998 through 2002. From 1977 through 1998, he served in various executive positions of Amoco Corporation, his last being Vice President, Technology, Engineering and International Development. He has been a Director of the Company since February 2007 and serves as a member of the Executive Compensation Committee and the Committee on Directors and Governance.

Carl G. Miller, age 64, served as a consultant to the Company from April 2003 to June 2003. From January 2002 to July 2002, he served as a consultant to Textron, Inc. From August 1990 to April 2003, he was employed by TRW, Inc., serving as Executive Vice President and Chief Financial Officer from January 1996 to July 2001. He has been a Director of the Company since 2003 and serves as a member of the Audit and Finance Committees.

William B. Mitchell, age 71, has served on the Board of Trustees of Mitre Corporation since May 1997. From January 1997 to January 2001, he served as a Director of Primex Technologies, Inc. From 1993 to 1997 he was Vice Chairman of Texas Instruments Incorporated. From 1990 to 1997 he served as a Director of Texas Instruments and from 1987 to 1993 he was Executive Vice President of Texas Instruments. From September 1995 to September 1996 he was Chairman of the American Electronics Association. He has been a Director of the Company since 1996 and serves as the Chairman of the Finance Committee and a member of the Executive Compensation Committee.

John R. Myers, age 70, served as Chairman and Chief Executive Officer of Tru-Circle Corporation from June 1999 to July 2003. From June 1994 to August 1996 he served as Executive Chairman of the Board of Garrett Aviation Services. From April 2005 to the present he has served as an Operating Director of First Atlantic Capital Corporation, a venture capital group, and since 1993 he has been a limited partner of Carlisle Enterprises, a venture capital group. From 1994 to May 2002 he served as a Director of Iomega Corporation. He has been a Director of the Company since 1996 and serves as Chairman of the Executive Compensation Committee and a member of the Committee on Directors and Governance.

William W. Sihler, age 69, has been the Ronald E. Trzcinski Professor of Business Administration, Darden Graduate School of Business Administration, University of Virginia since 1984. Since 1992 he has served as Director, President, and Treasurer of Southeastern Consultants Group, Ltd. He has been a Director of the Company since 1991 and serves as Chairman of the Audit Committee and a member of the Finance Committee.

Albert E. Smith, age 57, has served as Chairman of Tetra Tech, Inc. since March 2006 and a director of Tetra Tech since May 2005. From 2002 to 2005 he served as a member of the Secretary of Defense’s Science Board. Mr. Smith was employed at Lockheed Martin Corp. from August 1985 to January 2005. Mr. Smith served as an Executive Vice President and an officer of Lockheed Martin from September 1999 until June 2005 leading the Integrated Systems and Solutions Segment from its inception in April 2004 and its Space Segment from September 1999 until April 2003. He has been a Director of the Company since 2006 and serves as a member of the Audit Committee and Finance Committee.

Certain Legal Proceedings

Mirant Bankruptcy. Ms. Fuller was the President and Chief Executive Officer of Mirant Corporation from July 1999 to October 2005 and a Director of Mirant Corporation from July 1999 until January 2006. She also served as a director or executive officer of many of Mirant’s subsidiaries during the past 5 years. In July 2003, Mirant Corporation and most of its North American subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code or under the Companies Creditors’ Arrangement Act in Canada. Mirant Corporation emerged from bankruptcy proceedings in January 2006.

Compensation of Directors

For information concerning compensation of our Directors, please see “Compensation of Directors” below.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Guidelines and Compliance

The Board of Directors has adopted corporate governance guidelines that provide the framework for the governance of the Company. The corporate governance guidelines are available on the Company’s website at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068.

The corporate governance guidelines address, among other things, standards for Director independence, meetings of the Board, executive sessions of the Board, committees of the Board, the compensation of Directors, duties of Directors to the Company and its stockholders, and the Board’s role in management succession. The Board reviews these principles and other aspects of governance annually.

In 2006, we filed, without qualification, our Domestic Company Section 303A Annual CEO Certification with the New York Stock Exchange. Our Sarbanes-Oxley 302 Certifications are filed as exhibits to our 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Meetings of the Board

The Board has regularly scheduled meetings each year and special meetings are held as necessary. In addition, management and the Directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the Directors. Each Director has full access to management.

The Company’s non-employee Directors meet in executive session without any employee Directors or members of management present at every regularly scheduled Board meeting. During 2006, the non-employee Directors met 5 times in executive session. The Board appoints a lead Director for such executive sessions on a rotating basis.

Directors are expected to attend all meetings of the Board and each committee on which they serve. In 2006, the Board held 7 meetings and committees of the Board held a total of 18 meetings. During 2006, each Director attended not less than 75% of the aggregate number of meetings of the Board of Directors and of the committee or committees on which he or she served, which were held during the period that he or she served.

The Company does not have a formal policy with respect to Director attendance at the annual meeting of stockholders. The Company believes that the potential expense involved with requiring all non-employee Directors to attend the annual meeting of stockholders outweighs the benefit of such attendance because meeting agenda items are generally uncontested, nearly all shares voted are voted by proxy and stockholder attendance at the meetings is traditionally very low. Accordingly, no non-employee Directors attended the Company’s 2006 annual meeting of stockholders. Martin R. Benante, the Company’s Chairman of the Board and Chief Executive Officer, did attend the Company’s 2006 annual meeting of stockholders and will attend the Company’s 2007 annual meeting of stockholders where he will make a brief statement and will be available for questions.

Communication with the Board

Stockholders, employees, and other interested parties wishing to contact the Board directly may initiate in writing any communication with: (i) the Board, (ii) any committee of the Board, (iii) the presiding Director of the executive session meetings of non-employee Directors, (iv) the non-employee Directors as a group, or (v) any individual non-employee Director by sending the communication to Dr. William W. Sihler, c/o Southeastern Consultants Group, Ltd., P.O. Box 5645, Charlottesville, Virginia, 22905. The name of any specific intended Board recipient should be noted in the communication. Dr. Sihler will forward such correspondence only to the intended recipients. However, prior to forwarding any correspondence, Dr. Sihler will review such correspondence and, in his discretion, not forward certain items if they are deemed to be of a commercial nature or sent in bad faith.

Director Independence

The corporate governance guidelines provide independence standards consistent with the New York Stock Exchange listing standards. These standards specify the criteria by which the independence of the Company’s Directors will be determined, and require the Board to determine affirmatively that each independent Director has no material relationship with the Company other than as a Director. The Board has adopted the standards set out in Appendix B to this Proxy Statement for its evaluation of the materiality of Director relationships with the Company. The Board has determined that the following Directors are “independent” as required by the New York Stock Exchange listing standards and the Board’s corporate governance guidelines: James B. Busey IV, S. Marce Fuller, Allen A. Kozinski, Carl G. Miller, William B. Mitchell, John R. Myers, William W. Sihler, and Albert E. Smith. In making the determination that Carl G. Miller is “independent”, the Board considered the fact that Mr. Miller’s son currently works for Ernst & Young, LLP, which provides the Company assistance in performing its internal audit function. The Board determined that this relationship was not material and thus, did not affect Mr. Miller’s independence, because Mr. Miller’s son does not work on the Company’s audit, is not an officer, director or partner in Ernst & Young and does not receive remuneration as a result of the audit services being provided. Similarly, in making the determination that William W. Sihler is “independent”, the Board considered the fact that Mr. Sihler is currently a Professor of Business Administration at the Darden Graduate School of Business Administration (“the Darden School”), University of Virginia, which currently provides training services for a subsidiary of the Company. The Board determined that this relationship was not material, and thus, did not affect his independence, because Mr. Sihler does not participate in providing the services to the subsidiary, is not an officer, director or partner in the Darden School, and does not receive any remuneration as a result of the training services being provided.

All members of the Audit Committee, the Executive Compensation Committee, the Finance Committee, and the Committee on Directors and Governance are independent Directors as defined in the New York Stock Exchange listing standards and in the standards in the Company’s corporate governance guidelines.

Code of Conduct

The corporate governance guidelines contain a code of conduct that applies to every Director. The Company also maintains a code of conduct that applies to every employee, including the Company’s Chief Executive Officer, Chief Financial Officer, and Controller. We designed the corporate governance guidelines and the code of conduct to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The corporate governance guidelines include policies on, among other things, conflicts of interest, corporate opportunities, and insider trading. Our code of conduct applicable to employees includes policies on, among other things, employment, conflicts of interest, financial reporting, the protection of confidential information, and insider trading and require strict adherence to all laws and regulations applicable to the conduct of our business. We will disclose any waivers of or amendments to the codes of conduct pertaining to Directors or senior financial executives on our website at www.curtisswright.com in accordance with applicable law and the requirements of the New York Stock Exchange corporate governance standards. To date, no waivers have been requested or granted. Our code of conduct is available at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068.

As described in our corporate governance guidelines, Directors must refrain from any transaction with the Company, which creates or appears to create an actual or potential conflict of interest with the Company. If a Director believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, including having an investment in or lending money to, or borrowing from, an actual or potential customer, vendor or competitor of the Company, whether directly or through any entity in which the Director or an immediate family member of such Director is an executive officer or has an ownership interest, the Director must promptly notify the Chairman of the Committee on Directors and Governance (or in the case of an issue involving the Chairman of the Committee on Directors and Governance, the members of the Committee on

Directors and Governance) and may not participate in any decision by the Board that in any way relates to the matter that gives rise to the conflict of interest. If a Director is uncertain whether a particular situation may create a potential conflict of interest with the Company, the Director must consult with our General Counsel to make such determination.

As described in our code of conduct, employees of the Company, including executive officers, and members of their immediate families must refrain from any transaction with the Company that creates or appears to create an actual or potential conflict of interest with the Company. If an employee believes that, as a result of a transaction with the Company, he or she has an actual or potential conflict of interest with the Company, including owning a financial interest in (other than shares in a publicly traded company), or serving in a business capacity with, an outside enterprise that does or wishes to do business with the Company, he or she must disclose the relationship to a member of the leadership team related to the Company’s business in which the conflict arises for review with the Company’s legal department.

Board Committees

The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Committee on Directors and Governance, and a Finance Committee. The Board has adopted a written charter for each of these committees. The full text of each charter is available on the Company’s website located at www.curtisswright.com or by sending a request in writing to the Corporate Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068.

Audit Committee. The Audit Committee presently consists of William W. Sihler, Chairman, S. Marce Fuller, Carl G. Miller, and Albert E. Smith. The Audit Committee met 6 times during 2006. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company’s internal audit function, the annual independent audit of the Company’s financial statements, the performance, qualifications and independence of its independent public accounting firm and the Company’s compliance and ethics programs.

Each member of the Audit Committee meets the independence requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, and the Company’s corporate governance guidelines. In accordance with New York Stock Exchange requirements, the Board in its business judgment has determined that each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has also determined that at least one member of the Audit Committee, Carl G. Miller, is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.

Executive Compensation Committee. The Executive Compensation Committee presently consists of John R. Myers, Chairman, William B. Mitchell, James B. Busey IV, S. Marce Fuller, and Allen A. Kozinski. The Executive Compensation Committee met 6 times during 2006. The Executive Compensation Committee has overall responsibility for evaluating and approving the Company’s elected officer and executive compensation plans, policies, and programs. Each member of the Executive Compensation Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Committee on Directors and Governance. The Committee on Directors and Governance presently consists of James B. Busey IV, Chairman, John R. Myers, S. Marce Fuller, and Allen A. Kozinski. The Committee on Directors and Governance met 3 times during 2006. The Committee on Directors and Governance develops policy on the size and composition of the Board, criteria for Director nomination, procedures for the nomination process, and compensation paid to Directors. The committee identifies and recommends candidates for election to the Board. Each member of the Committee on Directors and Governance meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Finance Committee. The Finance Committee presently consists of William B. Mitchell, Chairman, Carl G. Miller, William W. Sihler, and Albert E. Smith. The Finance Committee met 3 times during

2006. The Finance Committee, among other things, advises the Board regarding the capital structure of the Company, the Company’s dividend policy, and the investment managers and policies relating to the Company’s defined benefit and contribution plans. Each member of the Finance Committee meets the independence requirements of the New York Stock Exchange and the Company’s corporate governance guidelines.

Stockholder Recommendations and Nominations for Directors

Stockholder Recommendations. The Committee on Directors and Governance will consider stockholder recommendations for Director nominees. A stockholder desiring the committee to consider his or her Director recommendation should deliver a written submission to the Committee on Directors and Governance in care of the Corporate Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068. Such submission must include (1) the name of such nominee, (2) the nominee’s written consent to serve if elected, (3) documentation demonstrating that the nominating stockholder is indeed a stockholder of the Company including the number of shares of stock owned, (4) a representation whether the nominating stockholder intends or is part of a group that intends to deliver a proxy statement to the Company’s stockholders respecting such nominee or otherwise solicit proxies respecting such nominee, and (5) any information relating to the nominee and his or her affiliates that would be required to be disclosed in a proxy solicitation for the election of Directors of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934. The committee may require additional information from the nominee to perform its evaluation.

Stockholder recommendations for Director nominees at the 2008 annual meeting of stockholders must be received by the Corporate Secretary of the Company no later than February 5, 2008 and no earlier than January 5, 2008. Nominee recommendations that are made by stockholders in accordance with these procedures will receive the same consideration as recommendations initiated by the Committee on Directors and Governance.

In its assessment of each potential nominee, the Committee on Directors and Governance will review the nominee’s judgment, experience, independence, and understanding of the Company’s business; the range of talent and experience already represented on the Board; and such other factors that the committee determines are pertinent in light of the current needs of the Company. The committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities as a Company Director.

Stockholder Nominations. A stockholder desiring to nominate a person as Director should deliver a written submission in accordance with the Company’s By-laws to the Corporate Secretary, Curtiss- Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068. Such submission must include the items listed above under “Stockholder Recommendations”. Stockholder submissions for Director nominees at the 2008 annual meeting of stockholders must be received by the Corporate Secretary of the Company no later than February 5, 2008 and no earlier than January 5, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the Company’s compensation philosophy and policies and describes all material elements of compensation awarded in 2006 to Martin R. Benante, Chief Executive Officer, Glenn E. Tynan, Chief Financial Officer, David Adams, Vice President, David J. Linton, Vice President, and Edward Bloom, Vice President. These five individuals are also occasionally referred to collectively hereinafter as the “named executive officers”.

Oversight of Compensation Program

The Executive Compensation Committee of the Board of Directors establishes the guiding philosophy of the Company’s executive compensation system and oversees management’s efforts to implement that philosophy, including the approval of all material elements of compensation paid to the Company’s elected officers. The Committee conducts these activities pursuant to a charter approved by the Board of Directors, which is available on the Company’s website at www.curtisswright.com.

The Committee may select, retain, and determine the terms of engagement for independent compensation and benefits consultants and outside counsel, as needed, to provide independent advice to the Committee with respect to the Company’s current and proposed executive compensation and employee benefit programs. During 2006, the Committee retained David Hofrichter, Principal, Buck Consultants as an external consultant on executive compensation matters including market place trends in executive compensation, proposals for compensation programs, and other topics as the Committee deems appropriate. Mr. Hofrichter is directly accountable to the Company’s Committee. He does not provide any other services to the Company; however, Buck Consultants does provide other services to the Company in the areas of retirement benefits administration and actuarial and accounting services for the Company’s retirement benefit plans. Although senior management periodically provides recommendations to the Committee to consider and review, the Committee makes independent determinations on all executive compensation issues, considering, among other things, (1) the recommendations of its compensation consultant, (2) information concerning practices at peer companies and relevant industries, and (3) management’s recommendations. The Company’s compensation and benefits group in the Corporate Human Resources Department also supports the Committee’s activities.

Objectives of the Compensation Program

The Company’s compensation program historically has been designed to attract, reward, and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A number of key principles guide the Committee in determining compensation for hiring, motivating, rewarding, and retaining executive officers who create both short and long-term shareholder value for the Company. The Company believes that a significant amount of compensation must be linked to measurable success in business performance. A strong link between compensation and performance provides incentives for achieving short and long-term financial and business objectives and increasing the value of the Company’s stock, thereby increasing value to the Company’s stockholders. The Committee also believes that it must set compensation at levels that will be competitive with the compensation offered by those companies against whom the Company competes for executive talent so that the Company continues to attract and retain talented and experienced executives. As a result, the Committee reviews data on the material elements of compensation offered by an appropriate subsection of general industry and the Company’s peer group.

In an effort to balance the need to retain executive talent yet motivate executives to achieve superior performance, the Committee adopted a compensation philosophy that contains both fixed and variable elements of compensation. Given its commitment to motivating the delivery of superior business results, however, the Committee has emphasized those elements of compensation that vary with the business results of the Company. The Committee has recommended to the Board that it target fixed components of pay like salary and certain benefits at the median to 60th percentile levels of the Company’s peer group. By contrast, the Committee recommends aggressive performance measures for variable components of pay like annual cash bonuses and long-term incentive grants so that, if they achieve these aggressive performance levels, the Company’s executives will receive payments that, when combined with the fixed pay components, provide total compensation that approximates the 75th percentile of the market. Thus, a large percentage of the Company’s executives’ compensation is significantly at risk, in that their total compensation could be significantly less than the median of the Company’s peer group unless they deliver superior results.

Finally, the Committee believes that a significant amount of the total variable compensation should be based on leveraged equity to align the interests of the Company’s executives with those of the Company’s stockholders on share value. To this end, the Company uses fair market value grants of stock options, restricted stock, and performance-based restricted share units.

It is the Committee’s policy to consider the deductibility of executive compensation under applicable income tax rules as one of several factors used to make specific compensation determinations consistent with the goals of the Company’s executive compensation program. Given the highly leveraged compensation philosophy, the Committee believes that the performance based compensation paid to the Company’s five most highly compensated officers should be deductible for federal income tax purposes under Section 162(m) of the Code.

The Basis for the Compensation Program

In establishing compensation policies and programs for 2006, the Committee considered compensation and other benefits provided to executives of corporations similar to Curtiss-Wright. These corporations are leading manufacturing companies in the various Curtiss-Wright operating market segments. The peer group is representative of competitors with similar product lines and business strategies. The Committee, with guidance from the compensation consultant and members of senior management, selected the peer group, which is set forth below. During the selection process, the compensation consultant recommended the consideration of three separate peer groups in Curtiss-Wright’s executive compensation and performance assessment. The groups were developed using different criteria. The first group incorporated broad manufacturing industry peers of Curtiss-Wright that had similar revenue size and aspirational performance. The second group consisted of corporations that had historical five year performance similar to that of Curtiss-Wright. The third group consisted of corporations that utilized strategic acquisitions as the primary source of growth over the past five years. The compensation consultant presented these three groups to the Committee and the Committee, in accordance with the compensation consultant’s recommendation, utilized a cross-section of the three groups to form the Company’s peer group. The final peer group selected by the Committee consists of the following companies:

AAR Corp.	Ametek, Inc.
Aviall, Inc.	Circor International
Crane Co.	DRS Technologies
EDO Corp.	Enpro Industries
Esterline	Gibraltar Industries
Hexcel Corp.	IDEX Corp
MOOG, Inc	Parker Hannifin
Precision Castparts	Quanex Corp
Teledyne Technologies	Tredegar Corp
Triumph Group, Inc.

The Committee reviews the composition of the above peer group with the compensation consultant on a bi-annual basis and adjusts the members of the group in response to changes in the character of the Company and/or members of the peer group. In addition to the peer group data provided by the compensation consultant, the Company also considers additional relevant market data, representing a broader and larger labor market in which the Company competes for executives, including executive compensation survey services provided by major consulting firms. The compensation consultant also provides additional market analysis using Buck’s own proprietary data and survey library. In establishing executive compensation, the Committee considers all of these sources of data, with the primary focus being placed on the peer group analysis.

Equity Ownership and Other Requirements for Senior Executives

In order to preserve the linkage between the interests of the Company’s executive officers and those of its stockholders, the Company requires executive officers to use the shares obtained on the exercise of their stock options (effective for grants beginning in 2006) and the vesting of performance shares or restricted stock, to establish a significant level of direct ownership. (The executives are permitted to sell 50% of each grant as earned to satisfy the cost of exercise and taxes). The Company’s Stock Ownership Guidelines require the CEO and all other elected executive officers to own Company stock denominated as a multiple of their annual salaries as follows: five times annual salary for the CEO; three times annual salary for other elected officers. Given the performance-based variability of the performance-based stock, there is no fixed timeframe to achieve the Guideline. Once the Guidelines are fully met and maintained, the holding limits are removed on any and all converted shares above the Guidelines. Shares held outside the Company grants of equity are not subject to these holding restrictions but count toward the total amount of equity held. If an executive officer leaves the Company for any reason, the Ownership Guidelines immediately lapse, including any restrictions on vested performance stock units or converted shares. The compensation consultant reviewed these share ownership guidelines in 2006 and determined them to be fair and consistent with the competitive practice of the Company’s peer group and general industry, while ensuring good corporate governance.

The Committee reviews officer holdings periodically in advance of long-term incentive grants and awards, using then-current base salary. Current market value of shares and the net value of vested and unexercised in the money options held (at the point in time that the ownership level is evaluated) by the officer are used rather than paid-in value to be consistent with prevailing industry practice. For example, if an officer who has not met the ownership guidelines earns 1,000 shares of performance stock units and, on the day they are earned, the units are convertible to shares worth $50 per share, then the 50% portion of the earned grant that must be held is credited to the executive’s ownership requirements at $25,000 (1,000 shares x $50 x 50%). If the market value of the shares increases to $65 a share at the next evaluation point, the executive is credited with the increased value of the shares, i.e. $32,500. Conversely, if the share value drops to $45, and the value drops to $45,000, additional shares would be required to be held to equal the original value.

In 2005, the Committee implemented a policy that, in the event the Company restates the financial statements that form the basis for incentive compensation, the Committee may, in its sole discretion, revoke any award, mandate the return of any payment, make a downward adjustment in any calculation, or reduce the size of an grant resulting from the calculation as it deems appropriate.

The Company also maintains an insider trading policy for its executives and other employees. It specifically prohibits employees from engaging in any transaction in which they may profit from short- term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Specific Elements of the Compensation Package

Salary. Salary is intended to compensate the executive for performance of core job responsibilities and duties. The Committee evaluates officer salaries annually and makes adjustments that reflect competitive market data concerning the general industries in which it competes for labor and the Company’s peer group, the officer’s individual performance and the officers’ core responsibilities within to the Company. The Committee also considers the recommendations of the compensation consultant as to appropriate target salary levels for the Company’s officers and the acceptable range of salaries around that target. The Committee targets the Company’s officers’ salaries between the 50th and 60th percentiles of the Company’s selected peer group. The Committee considers a variability of approximately 25% around this targeted range acceptable based on the advice of the compensation consultant. The Board acts upon the recommendations of management and the Committee as to salary adjustments for all executive officers other than Mr. Benante’s salary, which is established exclusively by the Committee. In determining Mr. Benante’s salary, the Committee took into account the compensation paid by the Company’s peer group members to their Chief Executive Officers as well as the performances of Mr. Benante and the Company over the past year, including return on capital employed and operating free cash flow, both for the full years 2005 and 2004 and, on a year-to-date basis, for 2006. In 2006, Mr. Benante’s annual salary rate was established within the guidelines determined by the Committee and the outside executive compensation consultant relative to the salaries paid by the Company’s peer group to their chief executive officers.

Annual Performance Incentive Bonus. Annual incentive compensation or bonus focuses performance on short-term goals and objectives. For 2006, Messrs. Benante and Tynan and the named executive officers participated in the 2005 Curtiss-Wright Modified Incentive Compensation Plan (“MICP”) approved by Curtiss-Wright stockholders in 2006. Bonus amounts paid under the MICP were based on the financial performance of Curtiss-Wright during 2006 as compared with the annual performance goals established and approved by the Committee at the beginning of the 2006 performance year and certain individual goals also considered and approved by the Committee at the beginning of the performance year. The amounts paid with respect to performance year 2006 reflect Curtiss-Wright’s strong overall operational and financial performance during the year. The Committee targets the Company’s officers’ bonus compensation at the 75th percentile of the Company’s selected peer group for attainment of performance goals that approximate the 75th percentile performance level of the peer group and relevant industry data. The MICP was structured to align short-term incentive compensation with the Company’s short-term performance objectives and the short-term incentive target levels established against the Company’s peer group. Payments under the MICP are made both to officers and to a broad group of other key employees. The amount of the annual bonus paid to each participant, including Mr. Benante, under the MICP is based on the attainment of performance objectives agreed upon by the Board of Directors, senior management, and the Committee by the end of the first quarter of the performance year. The 2006 MICP awards are paid early in the following year, and were based on performance objectives achieved during 2006. Each participant in the MICP is notified early in the plan year of a target bonus and range of opportunity based on a percentage of the executive’s earned base salary. In 2006, paid in early 2007, the target cash bonus ranges were fixed at 100% of base salary for the chief executive officer, 75% for the chief financial officer, and 75% for each business unit president.

The potential range of value delivered to each participant is based on a threshold performance level below which no bonus is paid, a target level of performance at which the full target bonus is paid and a maximum performance level at which the maximum bonus is paid. The threshold performance payout level is set at approximately 50% of the target performance payout level, and the maximum payout performance level is set at 200% of the target performance level. Senior management is compensated proportionately based on the participant’s individual performance against his or her pre- established goals and the Company’s performance against its pre-established financial goals.

Sixty percent (60%) of each MICP award is based on the attainment of a pre-approved operating income goal and forty percent (40%) on individual objectives, which may include significant other financial and/or operating objectives and/or personal goals. With regards to the forty percent (40%) of the award tied to a participant’s individual objectives, the Committee considers the success of a participant in attaining his or her agreed upon performance objectives for the year. The individual objectives are generally measurable and weighted as appropriate to relative importance to the success of the Company.

The Committee reviews a number of performance measures such as: operating income, net earnings or net income (before or after taxes); earnings growth; earnings per share; net sales (including net sales growth); gross profits or net operating profit; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital); revenue growth; attainment of strategic or operational initiatives; cost containment or reductions; and individual goals directly related to business performance. Any performance measure may be used to measure the performance of the Company and/or any of its affiliates as a whole, any business unit thereof or any combination thereof or compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. In no event may awards for participants be increased on a discretionary basis.

At the beginning of each fiscal year, the Committee establishes a threshold level of financial and individual performance for the Company representing the lowest acceptable level of performance for the year below which no awards will be made to any participant for that specific performance target a target level of performance at which 100% of the target award would be paid and a maximum performance level at which the maximum award would be paid. In February 2006, the Committee reviewed and approved the CEO’s and the other senior managers written proposals of goals and weights for performance of the Company and their own individual goals. The MICP permits the Committee to make certain adjustments to the Company’s operating income, specifically removing expenses for amortization for certain intangibles and current year bonus expense.

For 2006, the Committee also approved certain individual goals and objectives for each senior manager. Mr. Benante’s individual goals and their respective weighting were as follows:

Goal	Weight
Consolidated profit improvement;	(25%)
Increased cash flow	(25%)
Obtain Independent Research & Development funding through the DOD for all business segments;	(20%)
Coordinate and host first Curtiss-Wright Investor Conference and meet with Curtiss-Wright’s top 10 stockholders; and	(15%)
Improve intra-company development through requiring combined engineering and marketing meetings for all three business units, and reviewing intra-company opportunities on a monthly basis with business unit leaders.	(15%)

In 2005, the Board revised the MICP to include a provision that authorizes the Board to seek reimbursement of bonuses paid to an executive if such executive engaged in misconduct that caused or partially caused a restatement of financial results used in determining entitlement to the bonus. In such an event, the Company will seek to recover the executive’s annual bonus for the relevant period in whole or in part as dictated by the extent of the restatement, plus a reasonable rate of interest.

Long-Term Incentive Program. Curtiss-Wright’s long-term incentive plan (“LTIP”) was designed to complement the MICP by motivating the Company’s executive officers and key employees through long-term equity-based and cash-based incentive compensation. The LTIP is historically granted at the Company’s November Board meeting. The meeting date for this and all other regularly scheduled Board and Committee meetings are selected and approved approximately 18 months in advance, at the May Board meeting in the previous year. The establishment of a grant date approximately 18 months in advance precludes the manipulation of the grant date to coincide with a historically low share price. In 2006, the long-term incentive grants consisted of four components: cash-based performance units, performance-based share units, restricted stock and non-qualified stock options. The performance-based elements of the long-term incentive grants are intended to drive behaviors affecting a longer performance timeframe (currently three years) with a goal of increasing the intrinsic value of the Company and improving the results of the business units with which they are associated. The target long- term incentive grant ranges were based upon competitive practice in the Company’s peer group and as reflected in our industry market data expressed as a percentage of base salary.

Target grants for executive officers were reviewed and adjusted in 2005 based on recommendations through the Committee’s independent compensation consultant as to the practices and levels consistent with the competitive practice in the Company’s peer group and industry in general. Recommendations in 2006 were consistent with 2005 and also confirmed that the new target levels for LTIP grants were fair and reasonable and consistent with corresponding awards made by other corporations in the Company’s peer group and general industry.

In determining the 2006 LTIP grants, the Committee considered the competitive levels of grants provided to similarly situated executives of the peer group and general industry, the effect that the efforts of the recipients could have on the growth and value of the Company, and their overall contribution to the business. In 2006, the total value of the LTIP grants (the value of stock options, restricted stock, performance shares, and performance units combined) granted to the Company’s executive officers equaled 280% of the salary for the chief executive officer and 195% of the salary for the CFO and the named executive officers. If the officers deliver performance that achieves target levels, these percentages will result in a grant at approximately the 75th percentile of LTIP payments made by the Company’s peer group and general industry for comparable performance based on the data provided by the Committee’s compensation consultant. In accordance with guidance from the Committee’s independent compensation consultant, the LTIP grants for the named executive officers (except the CEO) were allocated in the following manner: 20% in options, 30% in performance shares, 20% in time-based restricted stock and 30% in performance units. With the allocation of the LTIP grant, the Committee intended to align the officer’s long-terms interests with stockholder interests while at the same time balancing the need to reward the named executive officers for achieving targeted long-term Company performance and to provide time-based retentive grants.

The LTIP grant for Mr. Benante was allocated in the following manner: 40% in options, 10% in performance-based shares, 20% in time-based restricted stock and 30% in performance units. Based on the guidance of the independent compensation consultant, the Committee allocated a greater percentage of Mr. Benante’s LTIP grant to options to better align Mr. Benante’s interests with stockholder interests and enhance his ownership interest in the Company. In making a grant of long-term incentive compensation to Mr. Benante, the Committee considered factors specific to the responsibilities of a chief executive officer. The Committee made the grant to Mr. Benante to provide a further incentive to continue his efforts to advance the long term interests of the Company. Mr. Benante’s dedication to the strategic planning process and the progress that he continues to make in identifying and exploring growth opportunities were considered, as was the impact that Mr. Benante’s efforts could have on future growth of the Company.

Stock Options

The Committee granted non-qualified stock options to purchase shares of Common Stock of the Company to the named executive officers as well as other employees who, in the judgment of the Committee, are in a position to contribute significantly to the Company’s success. The Committee views the use of options as an effective tool to enhance ownership interests and link the interests of management with those of the stockholders. It is also an effective tool in recruiting and retaining top talent by providing an opportunity to profit from growth in the Company’s stock price. Options were granted with an exercise price of 100% of the closing price as reported on the New York Stock Exchange for the Company’s Common Stock on the date of grant. Options granted in 2006 have a ten-year term and vest in equal amounts over a three-year period. The number of options is calculated by multiplying the total value of the grant by the percentage of the grant allocated to options. This product is then divided by the value attributed to each option under the Black-Scholes methodology of pricing options. For 2006, the number of shares granted was determined by using a Black-Scholes value of $12.08. The following assumptions were used to calculate the values shown: expected dividend yield of 0.65%, the current yield of the Company’s Common Stock on the grant date, expected stock price volatility of 22.15%, the most recent volatility for the month-end stock prices of the Company’s Common Stock for the preceding three years, risk-free rate of return of 4.59% equal to the yield on a seven year U.S. Treasury bond on the option grant date, and expected exercise of options within seven years from the date of the grant.

Performance-Based Share Units

In granting part of the LTIP in the form of performance share units, the Committee considered specific objectives relating to the Company’s budget and net income as a percent of sales as compared to the average annual corporate net income of our peer group over a three-year period ending December 31, 2009. The performance share units granted to the named executive officers were the equivalent of a share of Common Stock of the Company. These performance shares units were granted on a value basis of 100% of the closing price as reported on the New York Stock Exchange for the Company’s Common Stock on the date of grant. Share units granted in 2006 have a three-year performance period attached to them and vest upon the conclusion of the three-year performance period, provided such performance measures are met. The number of share units granted was calculated by multiplying total dollar value of the grant by the percentage of the grant allocated to performance share units. This product is then divided by the closing price of the Company’s Common Stock as reported on the New York Stock Exchange on the date of the grant.

The Committee also views the use of performance share units as an effective tool to recruit, retain, and motivate top talent by tying the extent of their potential gain in stock ownership to achieving specified financial performance. Unlike the stock options, the performance share units are earned after the conclusion of the three-year performance period and are tied to actual Company performance.

Performance share units are earned at the end of the performance period based upon performance against the approved performance criteria. Awards have a value from 0% to 200% of the target grant. Awards could be as much as 200% of target grant if maximum goals are met or exceeded and as little as 0% if threshold performance is not attained. Threshold performance would earn 50% of the target grant. Unearned share units are forfeited. No dividends are paid or credited until awards are earned and shares are actually issued for the earned units. There is no I.R.C. Section 83(b) election available for these performance share units since they are performance based.

100% of the grant target would be earned if the Company achieves approximately the 75th percentile of the peer group performance and makes 100% of the budgeted net income as a percent of sales, and 200% of the grant would be earned if the Company achieves approximately the 90th percentile of the peer group performance and makes 150% of the budgeted net income as a percent of sales. No award would be earned for performance below threshold.

Grants are share denominated on the date of Board approval. For example, if the Officer’s target is $100,000 and at the date of grant Curtiss-Wright stock is trading at $100, the unit grant would be for 1,000 share units that are convertible upon being earned to 1,000 shares of Curtiss-Wright Common Stock. In other words, the number of shares granted at target is based upon the actual closing stock price on the date of grant, divided into the officer’s target amount.

Restricted Stock

In addition to stock options and performance stock units, the Committee decided to issue restricted stock to executive officers under the 2005 LTIP. The Committee believes granting restricted stock with a three-year vesting schedule acts as a significant medium to long-term retention tool, and links the compensation of the Company’s executive officers and management to the long-term interests of the Company’s stockholders through share price movement. These grants vest 100% on the third anniversary of the date of grant. The Committee provided for earlier vesting of restricted stock in the event of a change-in-control of Curtiss-Wright, or certain other corporate transactions pursuant to the requirements set forth in the grant documents.

Non-equity (Cash-Based) Based Performance Units

By granting part of the total LTIP in the form of cash-based performance units, the Committee considered the need to have a long-term incentive component that was tied directly and solely to the Company’s long-term financial performance. The performance units have specific objectives relating to the average annual sales growth of the Company as a whole and its operating segments, as appropriate, over a three-year period ending December 31, 2009, and to the average annual return on capital, during the same period for the respective organizations.

The Committee also views the use of performance units as an effective tool to recruit, retain, and motivate top talent by giving them a long-term cash payout for achieving financial performance goals regardless of market influences that may or may not be related to actual company performance. By utilizing performance units, the Committee sought to balance long-term retention goals for senior management by providing long-term financial incentives tied to actual Company performance but isolated from the fluctuation in stock price performance. The performance units are earned and paid after the conclusion of the three-year performance period and are based upon actual Company performance. Unlike the equity-based components, performance units maintain their retention value when the Company performs well irrespective of stock price volatility.

The amount of the performance unit payout (if any) is tied directly to the measures approved by the Committee. The performance unit payout value is determined by the consolidated return on capital and average annual sales growth rate achieved by the Company during the three years commencing on the January 1 following the date of the grant. Return on capital means net income for the calendar year divided by the average over the last 13 months of the amounts of total capital (debt plus equity) at the end of each month. The calculation of net income and total capital is made in a manner consistent with the practices followed in the current public financial reports except that the effects of the following items are excluded from consideration: interest costs; environmental cleanup costs; excess real estate (property available for sale); excess cash and Corporate Portfolio Assets; the over funded Curtiss-Wright Corporation Retirement Plan and the under funded liability of the Curtiss-Wright Electro- Mechanical Division Pension Plan (per FAS 87); actuarial accruals for Curtiss-Wright Corporation and Electro-Mechanical Division post retirement medical costs (per FAS 106); cost of the long-term incentive awards made under the Curtiss-Wright Long-Term Incentive Plan; the cost of debt or stock issuances or other debt or capital restructuring; earnings on corporate investments; new accounting pronouncements; information technology shared services assets; amortization of intangibles; and deferred taxes relating to pension, post-retirement medical and environmental items.

Annual sales growth rate is calculated by computing the average of the percentage increases in sales (including sales achieved by companies acquired) in each of the years within the three year performance period. The calculation of net income periodically excludes certain extraordinary and/or nonrecurring items as approved by the Committee.

In early 2006, an LTIP performance unit payout was made on the 2002 performance unit grants covering the period 2003-2005. The amounts of these awards were tied directly to the measures approved and communicated in 2002. The awards are listed in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation”.

Employee Stock Purchase Plan.

The Company’s named executive officers, along with all other full time Curtiss-Wright employees, are eligible to participate in the Curtiss-Wright Employee Stock Purchase Plan. The purpose of the employee stock purchase plan (“ESPP”) is to encourage employees of the Company and its subsidiaries to increase their ownership in the Company’s Common Stock. To achieve this purpose, the ESPP provides employees with the opportunity to purchase the Company’s Common Stock through a payroll deduction at a 15% discount of the market value of the stock, unless (i) the employee owns more than 5% of the Company’s Common Stock or (ii) the employee is customarily employed for less than 20 hours per week. The ESPP is offered in six-month “offering periods” commencing on December 1 and June 1. At the end of each offering period, all participant contributions are used to purchase a number of shares of common stock, subject to adjustment, in an amount equal to 85% of the lower of the fair market value of the common stock on the first day of such offering period or the last day of such offering period. An employee who elects to participate in the ESPP will have payroll deductions made on each payday during the six-month period.

Any participants in the ESPP who are required to report their beneficial ownership under Section 16 of the Exchange Act are subject to blackout periods, which are limited to those periods during which there is a greater possibility that the Company’s insiders are in possession of material insider information, whether or not they in fact are in possession of such information. With respect to each fiscal quarter, the black-out period begins two weeks before the end of a fiscal quarter and ends on (and includes) the second business date after the Company’s earnings are released to the public. Blackout dates are subject to change from time to time at the discretion of the Board of Directors.

During 2006, the CEO and two of the named executive officers participated in the ESPP. Mr. Benante purchased 86.43 shares of Common Stock under the plan, Mr. Bloom purchased 94.9 shares, and Mr. Linton purchased 288.23 shares.

Pension Plans

The individuals named in the below Summary Compensation Table also participate in the Curtiss-Wright Corporation Retirement Plan (“Retirement Plan”). Each of the Executives also participates in the Curtiss-Wright Restoration Plan (“Restoration Plan”).

The Company’s Retirement Plan is a tax qualified, defined benefit, trusteed plan. The Retirement Plan is made up of two separate benefits: a traditional, final average pay formula component and a cash balance component. This Plan is administered by the Board of Directors. Both are non-contributory and most employees participate in one or both of the benefits, including the named executive officers. An eligible employee becomes a participant in the Plan on the date he or she completes one year of service with the Company. One year of service means a period of 12 consecutive months, beginning on the employee’s date of hire or on any subsequent January 1, during which the employee completes 1,000 hours of service. A participant becomes a vested participant after completing 5 years of service with the Company. Once a participant vests in their pension benefit they are entitled to a benefit at any time after termination. If they receive payment of their traditional final pay benefit before their normal retirement date at age 65, their benefit will be reduced by 2% for each of the first five years and 3% for each of the next five years that their actual retirement precedes their normal retirement date at age 65. The reduction that applies to the benefit is larger if the participant has elected payment before age 55.

On September 1, 1994, the Company amended and restated the Retirement Plan, and any benefits accrued as of August 31, 1994 were transferred into the amended Retirement Plan. The Retirement Plan, as amended, provides for an annual benefit at age 65 of 1.5% times the five year final average compensation in excess of social security covered compensation, plus 1% of the highest sixty (60) months final average compensation out of the last one hundred twenty (120) months of service up to social security covered compensation, in each case multiplied by the participant’s years of service after September 1, 1994, not to exceed 35. In addition, a participant earns a pay-based cash balance credit equal to 3% of his or her annual compensation. These amounts are credited to a notional cash balance account that grows with interest based on the rates published each December for 30 Year Treasury Bonds.

The Retirement Plan provides a total retirement benefit equal to the August 31, 1994, accrued benefit, indexed to reflect increases in compensation, as defined by the plan, from that date forward plus the benefit accrued after September 1, 1994 under the amended final average pay formula and the cash balance component.

As of August 31, 1994, the following monthly pension benefits had been accrued for those employees that participated in the plan prior to the merger in 1994: Mr. Benante, $137; and Mr. Bloom, $2,922. Mr. Linton, Mr. Adams, and Mr. Tynan commenced their employment with the Company after September 1, 1994, and therefore, did not accrue a monthly pension under the Retirement Plan prior to September 1, 1994; however, they, along with the other named executive officers, continue to accrue a benefit under the amended Retirement Plan.

Under the Internal Revenue Code (“Code”) and applicable regulations, as effective for 2006, the maximum allowable annual benefit under the Retirement Plan is $175,000. The maximum allowable annual benefit is reduced if benefits commence prior to age 62 and increased if benefits commence after age 65. The maximum annual compensation that may be taken into account in the determination of benefits under the Retirement Plan is $220,000. The Company maintains a non-qualified Retirement Benefits Restoration Plan (the “Restoration Plan”) under which participants in the Retirement Plan whose compensation or benefits would exceed the limits imposed by I.R.C. Sections 401(a) (17) and 415 will receive a supplemental retirement benefit equal to the excess of the amount that would have been payable under the Retirement Plan but for such limits.

The Restoration Plan is also administered by the Committee. All participants in the Retirement Plan shall be eligible to participate in this Plan whenever their benefits under the Retirement Plan would be limited as a result of any provision of the Code (including, but not limited to, Sections 401(a) (17) and 415 thereof) or ERISA.

The benefits provided for under the Restoration Plan are calculated in the same manner as under the Retirement Plan; however, the participant shall receive a supplemental retirement benefit under the Restoration Plan equal to the excess, if any, of the benefit that would have been payable to him, her or them under the Retirement Plan without regard to any Retirement Plan provision incorporating or reflecting (i) limitations imposed by Section 401 (a) (17) of the Code on the amount of compensation that may be taken into account under the Retirement Plan or (ii) limitations imposed by Section 415 of the Code or ERISA on the maximum amount of benefits payable under the Retirement Plan. The

Restoration Plan and benefits payable are not funded. In the event of a change in control, the Company has agreed to fund a Rabbi Trust agreement between the Company and PNC Bank, N.A., dated January 30, 1998, which provides for the payment of the Company’s obligation under the Restoration Plan

The Committee believes that the Restoration Plan provides benefits that are reasonable and customary within the Company’s industry and is an essential tool in attracting and retaining quality executive talent.

Executive Perquisites

The named executive officers of the Company are eligible for executive perquisites linked to their position level that are consistent with market practices. The Committee has reviewed and approved the Company’s formal perquisite plans with established limits. Perquisites are reported as taxable income for each participating officer and reimbursements are subject to applicable income and employment tax withholding. Perquisites include financial planning and income tax preparation, life insurance, a Company automobile or automobile allowance, and executive physicals at the Mayo Clinic for the executive and his or her spouse. The Company’s internal audit department provides oversight of the CEO’s and CFO’s expense reports. The compensation consultant has advised the Committee that the overall level of perquisites the Company provides to its executives is consistent with that of its peers.

Post-Employment Arrangements and Contracts with Executive Officers

Severance Agreements

Pursuant to a policy established by the Company’s Board of Directors in 1977 designed to retain key employees, the Company has at-will severance agreements with Messrs. Benante, Adams, Bloom, Linton, and Tynan. In the case of involuntary termination of employment other than termination for cause, failure to comply with the terms and conditions of the agreement, voluntary resignation of employment by the employee, and voluntary retirement by the employee, these agreements provide for the payment of severance pay in an amount equal to one year’s base salary at the time of termination as well as the continued availability of certain employee benefits for a period of one year following termination. The agreements provide that such pay and benefits also would be made available in the case of voluntary retirement or termination of employment that is the direct result of a change in the terms or conditions of employment, including a reduction in compensation or job responsibilities. At employee option, the severance pay may be received over the two-year period following termination, in which case the employee benefits would continue in effect for the same period. The agreements further provide that the payment of severance pay and the availability of benefits are contingent upon a number of conditions, including the employee’s performance of his or her obligations pursuant to the agreement, specifically to provide consulting services, release the Company from any employment related claims and not compete with the Company for a period of 12 months.

Change-in-Control Agreements

Consistent with the Company’s policies designed to retain key employees, the Company also has also entered into change-in-control severance protection agreements with Messrs. Benante, Adams, Bloom, Linton, and Tynan. The agreements with Messrs. Benante, Adams, Bloom, Linton, and Tynan provide for payment of severance pay equal to three times the sum of the executive’s base salary and the greater of (i) the annual target bonus grant in the year the executive is terminated or (ii) the annual bonus paid under the MICP immediately prior to the executive’s termination. These amounts shall be paid in a single lump sum cash payment within ten (10) days after the executive’s termination date. The agreements also call for the continued availability of certain employee benefits for a period of three years following termination of employment.

The agreements with Messrs. Adams, Bloom, Linton, and Tynan are triggered in the event that (1) there is a change-in-control of the Company, as that term is defined in the agreements and (2) the covered executive’s employment is formally or constructively terminated by the Company within twenty-four months following the change-in-control. Accordingly, if the Company terminates the employment of Messrs. Tynan, Adams, Bloom, or Linton during the two year period following a change-in-control, without “cause” or if Messrs. Tynan, Adams, Bloom, or Linton terminate their employment with the Company with “good reason”, then the named executive officers will be entitled to certain compensation and benefits provided for in the agreement. The agreements define “cause” as (a) a conviction of a felony, (b) intentionally engaging in illegal or willful misconduct that demonstrably and materially injures the Company or (c) intentional and continual failure to substantially perform assigned duties which failure continues after written notice and a 30 day cure period. The agreements also define “good reason” as (a) adverse change in status, title, position or responsibilities, (b) reduction in salary, (c) relocation of more than 25 miles, (d) the Company’s failure to pay the covered individual in accordance with its compensation policies; or (e) a reduction in benefits. The Committee further considered that a change-in-control of the Company, of necessity, involves a constructive termination of the position of Chief Executive Officer, in that he would inherently be subordinate to the executives of the acquiring entity. Accordingly, Mr. Benante’s agreement provides for the same provisions as stated above and that he may voluntarily terminate his own employment with the Company for any reason after the first year of service, but prior to the end of the second year following a change-in-control and still obtain the benefits provided under the agreement.

All change-in-control severance protection agreements provide for the vesting of all benefits accrued through the termination of employment in the Company’s Retirement Plan, Restoration Plan, and the Company’s 2005 Omnibus Long-Term Incentive Plan, provided that if vesting under any such plan is not permitted by applicable law an actuarially determined lump sum will be paid in an amount equaling the non-vested benefit under the applicable plan. All change-in-control severance protection agreements further provide that, upon a change in control, any previously granted performance units will be paid on a pro-rata basis (unless the employee is at least 62 years old and has worked for the Company for at least 5 years in which case such performance units will be paid in full) for the period of employment and that previously granted stock options will become fully vested and exercisable. The agreements also provide for a supplemental cash payment to the extent necessary to preserve the level of benefits in the event of the imposition of excise taxes payable by a participant in respect of “excess parachute payments” under Section 280G of the Internal Revenue Code. The severance pay and benefits under the Change-in-Control severance protection agreements are in lieu of any that would be provided under the Company’s at-will severance agreements discussed above.

The Committee decided to provide these severance and change-in-control agreements to the named executive officers after reviewing data on the practices of certain peer companies and concluding that providing such severance and change in control protections was necessary to provide an overall compensation package to the executive that is consistent with that offered by the Company’s peers.

Special Arrangements.

Effective March 1, 2006, George J. Yohrling retired and voluntarily resigned from his offices of Executive Vice President of the Company and Chairman of Curtiss-Wright Controls, Inc. Prior to Mr. Yohrling’s resignation, the Company entered into a retirement and consulting agreement with him that provided for his retirement on March 1, 2006 and the engagement of Mr. Yohrling as the Company’s consultant commencing on his retirement date and ending on February 28, 2007. The agreement was renewable for two additional one-year terms by approval of the Committee. On February 5, 2007, the Committee extended the agreement for an additional one-year period. Extension of the agreement beyond the second renewal year requires approval of the Board. Under the terms of the extension, Mr. Yohrling will be paid an annual consulting fee of $287,000, payable in monthly installments, and will be eligible to receive an annual incentive payment with a target value of $159,000 based on performance goals agreed to by Mr. Yohrling and the Company’s Chief Executive Officer. During the term of the agreement, Mr. Yohrling will also receive medical and dental benefits on the same terms as other employees of the Company.

On October 9, 2006, the Company entered into a restricted stock unit agreement with Mr. Linton. Under the terms of the agreement, Mr. Linton received a grant of 33,870 restricted stock units pursuant to the terms and conditions of the LTIP. Each unit is the equivalent of one share of Curtiss-Wright Common Stock. The agreement provides the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Curtiss-Wright’s Common Stock on February 7, 2006, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Linton.

The agreement provides for the entire grant to vest on February 6, 2016, provided that Mr. Linton does not voluntarily leave the employ of Curtiss-Wright or is not otherwise terminated for “Cause”, as defined in the agreement. On or prior to December 31, 2015, Mr. Linton may elect to convert said stock units to an equivalent number of shares of Curtiss-Wright Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five years. The agreement also provides for anti-dilutive adjustments in the event of recapitalization, reorganization, merger, consolidation, stock split or any similar change, and for the immediate vesting and conversion of the stock units upon Mr. Linton’s death or disability, and in the event of a Change in Control of Curtiss-Wright.

On October 16, 2006, the Company entered into a similar agreement with Mr. Adams. Mr. Adams received a grant of 31,948 restricted stock units pursuant to the terms and conditions of the LTIP. Each unit is the equivalent of one share of Curtiss-Wright Common Stock. Mr. Adams’ agreement also provides the equivalent of $1,000,000 in value as of the closing price reported on the New York Stock Exchange of Curtiss-Wright’s Common Stock on September 26, 2006, the date the Board of Directors approved the material terms of the agreement to be offered to Mr. Adams.

The agreement provides for the entire grant to vest on October 12, 2016 (ten years from the date the agreement was executed), provided that Mr. Adams does not voluntarily leave the employ of Curtiss-Wright or Mr. Adams is not otherwise terminated for “Cause”, as defined in the agreement. On or prior to December 31, 2015, Mr. Adams may elect to convert said stock units to an equivalent number of shares of Curtiss-Wright Common Stock or defer the conversion of the stock units in accordance with Section 409A of the Internal Revenue Code for a period not greater than five (5) years. The agreement also provides for anti-dilutive adjustments in the event of recapitalization, reorganization, merger, consolidation, stock split or any similar change, and for the immediate vesting and conversion of the stock units upon Mr. Adams’ death or disability, and in the event of a Change in Control of Curtiss-Wright.

The Committee and the Board received advice and recommendations from the compensation consultant prior to implementing these agreements. The Committee believes that the performance of Messrs. Linton and Adams in their current positions and in prior positions makes them attractive candidates for positions at other companies and felt that the agreements were justified by the need to increase the likelihood that both executives would choose to remain employees of the Company over an extended period of time.

The following table shows the potential incremental value transfer to the named executive officers under various employment related scenarios.

Incremental Value Transfer	Mr. Benante	Mr. Tynan	Mr. Linton	Mr. Bloom (a)	Mr. Adams
If Retirement or Voluntary Termination Occurs on December 31, 2006 (b)	$6,745,062	$820,211	$108,578	$4,835,308	$509,385
If Termination for Cause Occurs on December 31, 2006 (c)	$2,346,256	$307,232	$0	$2,759,842	$312,323
If Termination Without Cause Occurs on December 31, 2006 (d)	$8,913,862	$1,435,811	$2,092,623	$5,191,708	$2,187,335
If “Change In Control” Termination Occurs on December 31, 2006 (e)	$15,442,318	$3,800,355	$5,004,259	$7,184,607	$4,587,627
If Death Occurs on December 31, 2006 (f)(g)	$10,876,010	$2,448,381	$3,218,455	$5,295,822	$3,226,258

(a)	Mr. Bloom is eligible for full retirement on December 31, 2006. Messrs. Benante, Tynan, Linton, and Adams are ineligible for full or early retirement.

(b)

Includes (1) present value of vested options on December 29, 2006, (2) present value of any unvested/unearned stock options, cash-based performance units, and performance-based share units on December 29, 2006 that would vest after the date of termination or retirement, (3) actual earned (terminations prior to December 31 would be pro-rated) value of current year annual incentive plan payment in the event of retirement, (4) value on measurement date (September 30, 2006) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(c)

Includes value on measurement date (September 30, 2006) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(d)

Includes (1) present value of vested options on December 29, 2006, (2) severance payout, (3) accelerated vesting of retention agreements for Messrs. Linton and Adams, (4) value on measurement date (September 30, 2006) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout.

(e)

Includes (1) present value of vested options on December 29, 2006, (2) change-in-control severance payout, (3) accelerated vesting of retention agreements for Messrs. Linton and Adams, (4) present value of any accelerated vesting of stock options, cash-based performance units, and performance-based share units on December 29, 2006, (5) value on measurement date (September 30, 2006) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout, (6) gross- up payment per change-in-control agreements.

(f)

Includes (1) present value of vested options on December 29, 2006, (2) accelerated vesting of retention agreements for Messrs. Linton and Adams, (3) present value of any accelerated vesting of stock options, cash-based performance units, and performance-based share units on December 29, 2006, (4) actual earned (pro-rated if termination occurs prior to December 31) value of current year annual incentive plan payment, (5) value on measurement date (September 30, 2006) of vested benefit under the Curtiss-Wright Retirement Plan (“Retirement Plan”) and the Curtiss-Wright Restoration Plan (“Restoration Plan”), assuming the executive elects immediate payout, (6) value of Company-paid basic life insurance policy.

(g)	Depending on circumstances of death, all employees may also be eligible for Accidental Death and Dismemberment (AD&D) insurance payment and Business Travel Accident insurance payment.

The following table sets forth information concerning the total compensation of the chief executive officer, chief financial officer and the named executive officers of the Company who had the highest aggregate total compensation for the Company’s fiscal year ended December 31, 2006.

Summary Compensation Table (SCT)

Name and Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards ($)(c)(d)	Option Awards ($)(e)	Non-Equity Incentive Plan Compensation(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(g)	All Other Compensation(h)	Total
Martin R. Benante	2006	725,769	0	332,676	354,753	1,831,096	821,281	31,237	4,096,812
Chairman and Chief Executive Officer
Glenn E. Tynan	2006	323,539	0	125,667	65,430	466,801	93,304	26,775	1,101,527
Vice President Finance and Chief Financial Officer
David J. Linton	2006	367,885	0	120,665	110,493	387,660	98,254	34,242	1,119,199
V.P.; Pres., Curtiss-Wright Flow Control Corporation
Edward Bloom	2006	347,262	0	91,001	541,541	631,421	521,220	16,037	2,148,482
V.P.; Pres., Metal Improvement Company, LLC
David Adams	2006	329,423	0	182,816	91,491	411,619	106,398	24,074	1,145,821
V.P.; Pres., Curtiss-Wright Controls

(a)	Includes amounts deferred under the Company’s Savings and Investment Plan and Executive Deferred Compensation Plan.

(b)	Since the Company’s annual Modified Incentive Compensation Plan (MICP) qualifies as a Section 162(m) plan, the amounts paid in 2006 are reflected in the Non-Equity Incentive Plan Compensation column.

(c)

Includes grants performance-based share units as part of the Company’s Long Term Incentive Plan. The values shown represent the compensation cost of awards over the year 2006 pursuant to the accounting requirements of FAS 123R. Please refer to page 71 of the Company’s Form 10-K for a discussion of the assumptions made relative to the valuation of these grants.

(d)

Includes restricted stock unit retention grants made to Messrs. Linton and Adams. The values shown represent the compensation cost of awards over the year 2006 pursuant to the accounting requirements of FAS 123R. Please refer to page 71 of the Company’s Form 10-K for a discussion of the assumptions made relative to the valuation of these grants.

(e)

Includes grant of stock options as part of the Company’s Long Term incentive Plan. The values shown represent the compensation cost of awards over the year 2006 pursuant to the accounting requirements of FAS 123R.

(f)

Includes payments made based on the Company’s annual MICP and the maturity of cash-based performance unit grants. Payments are conditioned upon the financial performance of the Company and its subsidiaries.

(g)

Includes annual change in the actuarial present value of accumulated pension benefits. The aggregate change in the actuarial present value of the accumulated pension benefits was determined using the same amounts required to be disclosed under Item 402(h) (the Pension Benefits table) for 2006 and the amounts that would have been required to be reported for the NEO under Item 402(h) for 2005.

(h)

Includes personal use of company car, payments for executive physicals, financial counseling, and premium payments for executive life insurance paid by the Company during the covered fiscal year for term life insurance and accidental death and disability insurance.

The Company’s executive officers are not employed through formal employment agreements. It is the philosophy of the Committee to promote a competitive at-will employment environment, which would be impaired by lengthy employment arrangements. The Committee provides proper long-term compensation incentives with competitive salaries and bonuses to ensure that senior management remains actively and productively employed with the Company.

The Committee receives guidance from its independent compensation consultant in setting the Company’s executive compensation program. As mentioned above, executives’ salaries, including the CEO and CFO are established in a competitive range around the 50th and 60th percentile of the peer group. The annual bonus targets for all named executives are established at the 75th percentile of its peer group aligned with compensation for superior performance. Over the last five years, the Company has outperformed approximately 90% of its peer group with regards to return on capital and aggregate annual revenue growth rate. Accordingly, the Committee believes that superior compensation should be awarded through performance based long-term and short-term compensation awards where superior performance has been achieved.

The Company believes perquisites for executive officers should be extremely limited in scope and value and aligned with peer group practices as described earlier. As a result, the Company has historically given nominal perquisites. The below table generally illustrates the perquisites the Company provides and identifies those officers that receive them.

The Company also maintains a policy concerning executive automobiles under which certain officers of the Company are eligible to use Company leased automobiles or receive an equivalent automobile allowance. The named executive officers participate in this program. The participants are taxed on the value of any personal use of their automobiles. The Company maintains the service and insurance on Company leased automobiles. In addition to the Company automobile policy, the Company also provides all executive officers with financial planning and tax preparation services through Wachovia Financial Services. Not all executive officers utilize these services on an annual basis; however, the executives are taxed on the value of the services provided on an annual basis. Finally, all executive officers and their spouses are provided annual physicals through the Mayo Clinic at any one of the clinic’s three locations. The executive is taxed on the value of these services, except for the value of executive physicals that are required by the Company for the named executives.

Perquisites and Benefits Table

Name	Automobile(a)	Financial Planning	Executive Physical	Insurance Premiums
Martin R. Benante	16,166	7,500	5,267	2,304
Glenn E. Tynan	11,943	7,500	5,466	1,866
David J. Linton	22,800	9,500	0	1,942
Edward Bloom	1,192	7,500	5,407	1,938
David Adams	8,517	7,500	6,178	1,879

(a)	Represents the personal use of Company-leased automobiles. Mr. Linton receives an automobile allowance in lieu of a Company-leased automobile.

The Company’s executive officers are entitled to receive medical benefits, life insurance benefits, and to participate in the Company’s Savings and Investment Plan, Employee Stock Purchase Plan, flexible spending accounts, and disability plans on the same basis as other full-time employees of the Company. Additionally, the Company’s executive officers are also entitled to participate in the Company’s nonqualified Deferred Compensation Plan, and nonqualified Restoration Plan. Certain perquisites are also provided to certain executive officers, including a company automobile or car allowance, financial planning and tax preparation services, and executive physicals at the Mayo Clinic for the executive and his or her spouse.

Curtiss-Wright provides company-paid Long-Term Disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month.

As a result of the Company providing both a cash balance benefit and a traditional final average pay benefit under the Company’s Retirement Plan, the Company does not offer a matching contribution to participants of the Savings and Investment Plan. Each participant can elect to defer up to 6.5% of his or her annual cash compensation per year on a tax deferred basis. Participants may also make voluntary additional contributions up to the limits provided under the Code on an after tax basis. The Company also offers a nonqualified executive deferred compensation plan, in accordance with Section 409A of the Code, whereby eligible executives, including the named executive officers, may elect to defer additional cash compensation on a tax deferred basis. The deferred compensation accounts are maintained on the Company’s financial statements and accrue interest at the rate of (i) the average annual rate of interest payable on United States Treasury Bonds of 30 years maturity as determined by the Federal Reserve Board, plus (ii) 2%. Earnings are credited to executives’ accounts on a monthly basis.

Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (d)				Estimated Future Payouts Under Equity Incentive Plan Awards (e)			All Other Stock Awards: Number of Shares of Stock or Units (#) (f)	All Other Option Awards: Number of Securities Underlying Options (#) (g)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Number of Units	Threshold ($)	Target ($)	Max ($)	Threshold ($)	Target ($)	Max ($)
Martin Benante	11/14/2005 (a)		$362,885	$725,769	$1,451,539
	11/20/2006 (b)	630,000	$396,900	$630,000	$1,278,900	$105,000	$210,000	$420,000	11,435	69,527	36.73	$1,470,000
Glenn Tynan	11/14/2005 (a)		$121,327	$242,654	$485,308
	11/20/2006 (b)	196,560	$123,833	$196,560	$399,017	$98,280	$196,560	$393,120	3,568	10,847	36.73	$458,640
David Linton	11/14/2005 (a)		$137,957	$275,914	$551,827
	2/7/2006 (c)								33,870			$1,000,000
	11/20/2006 (b)	222,300	$140,049	$222,300	$451,269	$111,150	$222,300	$444,600	4,035	12,267	36.73	$518,700
Edward Bloom	11/14/2005 (a)		$130,223	$260,446	$520,892
	11/20/2006 (b)	208,494	$131,351	$208,494	$423,243	$104,247	$208,494	$416,988	3,785	11,505	36.73	$486,486
David Adams	11/14/2005 (a)		$123,533	$247,067	$494,134
	9/26/2006 (c)								31,948			$1,000,000
	11/20/2006 (b)	201,825	$127,150	$201,825	$409,705	$100,913	$201,825	$403,650	3,664	11,137	36.73	$470,925

(a)

Values in this row represent the Company’s non-equity based annual Modified Incentive Compensation Plan (MICP) for performance period January 1—December 31, 2006. The incentive targets, expressed as a percentage of base compensation earned during 2006, were approved on November 14, 2005.

(b)	Values in this row represent grants made under the Company’s Long-Term Incentive Plan on November 20, 2006.

(c)	Represents restricted stock unit retention grants made to Mr. Linton and Mr. Adams.

(d)	Represents grants of cash-based performance units as part of the Company’s Long-Term Incentive Plan.

(e)	Represents grants of performance-based share units as part of the Company’s Long-Term Incentive Plan.

(f)	Represents grants of restricted stock as part of the Company’s Long-Term Incentive Plan.

(g)	Represents grants of stock options as part of the Company’s Long-Term Incentive Plan. Number of securities underlying options based on the November 20, 2006 Black-Scholes value of $12.0817.

Executives are paid dividends on restricted stock awards only. The plan specifically prohibits the re-pricing of options and requires that any equity-based grants be issued based on the closing price of the Company’s Common Stock as reported by the New York Stock Exchange on the date of the grant.

The Committee granted stock options, performance units, performance shares, and restricted stock in November 2006 to the named executive officers. The performance units and performance shares will mature in December 2009 and will be paid in early 2010 if the financial goals are attained. The values shown in the table reflect the potential value at a target value of one dollar per unit payable at the end of the 3-year performance period and one stock unit convertible into one share of Common Stock if the objectives are attained. The chart also reflects the fact that each stock unit may be worth a maximum of approximately two dollars or two shares if all performance targets are substantially exceeded, or nothing at all, if performance thresholds are not met.

The following table sets forth the outstanding equity awards of the Company’s named executive officers. Some of the grants disclosed below are not yet vested and are subject to forfeiture under certain conditions.

Outstanding Equity Grants at Fiscal Year-End Table

Name	Option Awards					Stock Awards
						Restricted Stock (a)				Equity Incentive Plan Awards (b) (c)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
										Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)
Martin R. Benante	17,382	0		11.93	11/20/2010
	84,744	0		10.925	11/20/2011
	40,024	0		16.2775	11/19/2012
	37,036	0		19.08	11/18/2013
	16,912	8,456		27.955	11/16/2014
	10,000	20,000		27.92	11/15/2015					35,746	1,325,462	(b)
	0	69,527		36.73	11/19/2016	11,435		424,010		5,718	212,023	(c)
Glenn E. Tynan	2,072	0		11.93	11/20/2010
	6,780	0		10.925	11/20/2011
	6,008	0		16.2775	11/19/2012
	5,672	0		19.08	11/18/2013
	3,883	1,941		27.955	11/16/2014
	2,296	4,592		27.92	11/15/2015					13,504	500,728	(b)
	0	10,847		36.73	11/19/2016	3,568		132,301		5,352	198,452	(c)
David J. Linton	7,467	3,733		27.955	11/16/2014
	4,415	8,831		27.92	11/15/2015					9,770	362,272	(b)
	0	12,267		36.73	11/19/2016	4,035		149,618		6,053	224,445	(c)
						33,870	(d)	1,255,900	(d)
Edward Bloom	15,308	0		19.08	11/18/2013
	6,916	3,458		27.955	11/16/2014
	4,090	8,180		27.92	11/15/2015					9,778	362,568	(b)
	0	11,505		36.73	11/19/2016	3,785		140,348		5,677	210,503	(c)
David Adams	1,854	0		10.925	11/20/2011
	2,668	0		16.2775	11/19/2012
	3,436	0		19.08	11/18/2013
	2,147	1,073		27.955	11/16/2014
	1,270	2,538		27.92	11/15/2015					16,834	624,205	(b)
	0	11,137		36.73	11/19/2016	3,664		135,861		5,495	203,755	(c)
						31,948	(d)	1,184,632	(d)

(a)

Represents restricted stock granted as part of the Company’s Long-Term Incentive Plan on November 20, 2006. Stock price used to determine value is $37.08, the closing price of Company common stock on December 29, 2006.

(b)

Represents cash value of outstanding performance-based share units granted November 15, 2005 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $37.08, the closing price of Company common stock on December 29, 2006. Performance-based share units will be earned as common stock early in 2009 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2008.

(c)

Represents cash value of outstanding performance-based share units granted November 20, 2006 as part of the Company’s Long Term Incentive Plan. Stock price used to determine value is $37.08, the closing price of Company common stock on December 29, 2006. Performance-based share units will be earned as common stock early in 2010 contingent upon the extent to which previously established performance objectives are achieved over the three year period ending at the close of business on December 31, 2009.

(d)	Represents retention grants of restricted stock units for Mr. Linton and Mr. Adams. Stock price used to determine value is $37.08, the closing price of Company common stock on December 29, 2006.

The following table sets forth information regarding options exercised and stock vested during calendar year 2006.

Option Exercises and Stock Vested Table

Name	Option Grants		Stock Grants
	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Exercise ($)
Martin R. Benante	20,000	468,099	0	0
Glenn E. Tynan	0	0	0	0
David J. Linton	0	0	0	0
Edward Bloom	48,160	995,534	0	0
David Adams	0	0	0	0

Deferred Compensation Plans

The following table shows the deferred compensation activity for the Company’s named executive officers during 2006. This table does not include the nonqualified Restoration Plan since these totals are provided separately in the Pension Benefit Table below.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (b)
Martin R. Benante	149,940	0	73,078	0	1,144,971
Glenn E. Tynan	31,846	0	8,698	0	142,465
David J. Linton	262,778	0	21,037	0	358,139
Edward Bloom	397,316	0	91,515	0	1,466,506
David Adams	229,509	0	26,054	0	420,821

(a)	Amounts reported in this column represent deferral of salary and incentive payments earned in 2006, and such amounts are also included in the corresponding columns of the Summary Compensation Table.

(b)	A considerable portion of the aggregate balance represents the deferrals of salary and incentive payments earned in previous years.

Total Pension Benefit Payable to Executive Officers

The estimated total pension benefit payable under the Curtiss-Wright Retirement Plan, and the nonqualified Curtiss-Wright Restoration Plan described above in “Pension Plans” to the Company’s named executive officers at retirement age 65 is also described in the following table as a total lump sum payable from each of these plans, based on benefits earned through December 31, 2006. Participants must choose to receive benefits under the Retirement Plan and the Restoration Plan either through annuity payments or as a lump sum.

Qualified Pension Benefit Table

Name	Plan Name (1)	Number of Years Credited Service	Present Value of Accumulated Benefit (2) ($)	Payments During Last Fiscal Year ($)

Martin Benante	Curtiss-Wright Corporation Retirement Plan	28	1,294,564	$0
Glenn Tynan	Curtiss-Wright Corporation Retirement Plan	6	190,523	$0
David Linton	Curtiss-Wright Corporation Retirement Plan	2	50,080	$0
Edward Bloom	Curtiss-Wright Corporation Retirement Plan	33	1,683,889	$0
David Adams	Curtiss-Wright Corporation Retirement Plan	7	187,990	$0

(1)

The Curtiss-Wright Corporation Retirement Plan is a defined benefit pension plan providing qualified retirement benefits to eligible employees of the Curtiss-Wright Corporation. Benefits are based on a formula which takes account of service and the average of the highest five years of a participant’s pay within the last 10 years of employment. Normal retirement is the later of age 65 or five years of service. Unreduced early retirement benefits may be payable if age is greater than 55 and the sum of age and service exceeds 80.

(2)

The present value of the accumulated benefit was determined as of September 30, 2006, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Statement of Financial Accounting Standard No. 87.

Non-Qualified Pension Table

Name	Plan Name (1)	Number of Years Credited Service	Present Value of Accumulated Benefit (2) ($)	Payments During Last Fiscal Year ($)

Martin Benante	Curtiss-Wright Corporation Restoration Plan	28	1,576,979	$0
Glenn Tynan	Curtiss-Wright Corporation Restoration Plan	6	86,648	$0
David Linton	Curtiss-Wright Corporation Restoration Plan	2	91,846	$0
Edward Bloom	Curtiss-Wright Corporation Restoration Plan	33	649,969	$0
David Adams	Curtiss-Wright Corporation Restoration Plan	7	83,296	$0

(1)

The Curtiss-Wright Corporation Restoration Plan is a non-qualified retirement plan established to provide benefits that would have been payable under the C-W Retirement Plan but for the limitations imposed by the provisions of the Internal Revenue Code and Employee Retirement Income Security Act. All participants of the C-W Retirement Plan are eligible to participate in the Restoration Plan. Restoration benefits are payable at the same time and otherwise in accordance with the terms and conditions applicable under the C-W Retirement Plan.

(2)

The present value of the accumulated benefit was determined as of September 30, 2006, the measurement date used for pension disclosure in the Company’s financial statements pursuant to Statement of Financial Accounting Standard No. 87.

The Plan benefit formula is described earlier. Elements of compensation that are included in the calculation of a benefit are base salary earned and short and long term cash incentives earned. The Company has not adopted a policy prohibiting special benefits under the plans. However, historically the Company has not provided any additional years of credited service to any participants in the Plan.

COMPENSATION OF DIRECTORS

The following table sets forth certain information regarding the compensation earned by or granted to each non-employee director who served on the Company’s Board of Directors in 2006. Mr. Benante, the only director who is an employee of the Company, is not compensated for his services as a Board member.

Director Compensation Table

Name	Fees Earned or Paid in Cash($)(a)	Stock Grants($)(b)	Option Grants($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(c)	All Other Compensation ($) (d)		Total
James B. Busey IV	$61,000	$17,962	$0	$0	$0	$578		$79,540
S. Marce Fuller	$62,200	$16,677	$0	$0	$0	$438		$79,315
Carl G. Miller	$56,600	$19,957	$0	$0	$0	$154		$76,711
William B. Mitchell	$59,600	$17,962	$0	$0	$0	$438		$78,000
John R. Myers	$61,600	$17,962	$0	$0	$0	$438		$80,000
William Sihler	$61,600	$17,962	$0	$0	$0	$579		$80,141
Albert E. Smith	$43,500	$3,333	$0	$0	$0	$0		$46,833
David Lasky(e)	$11,700	$50,032	$0	$0	$0	$6,000	(f)	$67,732
J. McLain Stewart(e)	$13,100	$51,137	$0	$0	$0	$0		$64,237

(a)	Represents annual retainer, board meeting fees, and committee chairman retainers paid in cash, stock, or a combination of the two at the election of the Director, and includes amounts deferred.

(b)

The values shown represent the compensation cost of annual restricted stock grants pursuant to the accounting requirements of FAS 123R. In 2006, Messrs. Busey, Miller, Mitchell, Myers, Sihler, Lasky, Stewart, and Ms. Fuller each have received 910 shares of restricted common stock as annual stock grant, each having a full fair value of $50,000 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. In 2006, Mr. Smith received 760 shares of restricted common stock as an award for newly elected members to the Board of Directors having a full fair value of $25,000 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. In 2003, Mr. Miller received 255 shares of restricted common stock as an award for newly elected members to the Board of Directors having a full fair value of $16,398 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. In 2001, Messrs. Busey, Mitchell, Myers, Sihler, and Stewart each have received 311 shares of restricted common stock as annual stock grant, each having a full fair value of $15,418 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R. In 2000, Ms. Fuller received 389 shares of restricted common stock as an award for newly elected members to the Board of Directors having a full fair value of $14,940 based on the market value of the common stock on the grant date pursuant to the accounting requirements of FAS 123R.

(c)	Represents earnings on balances deferred under the Company’s Stock Plan for Non-Employee Directors.

(d)	Represents cash dividends accrued on annual restricted common stock grant and on annual retainer, board meeting fees, and committee chairman retainers paid in stock.

(e)	Messrs. Lasky and Stewart each have voluntarily retired from the Board of Directors and resigned effective as of May 5, 2006.

(f)	Represents fee for attendance of three (3) days at a Company legal proceeding.

Each non-employee director of the Company is paid an annual retainer of $30,000 plus $1,400 for each meeting of the Board of Directors and committees he or she personally attended or participated in by telephone conference call. The chairpersons of the Finance Committee and Committee on Directors and Governance of the Board of Directors are paid an additional annual retainer of $3,000. The chairpersons of Audit and Executive Compensation Committees of the Board of Directors are paid an additional annual retainer of $5,000. Pursuant to the Company’s 2005 Stock Plan for Non-Employee Directors, the Company’s non-employee Directors may elect to receive their annual retainer and meeting fees in the form of Company Common Stock, cash, or both and may elect to defer the receipt of such stock or cash. Each non-employee Director is also eligible for group term life insurance coverage in the amount of $150,000 for which the Company pays the premiums.

In addition to the annual retainer and meeting fees described above, under the Company’s 2005 Stock Plan for Non-Employee Directors, the Company, acting through the Committee on Directors and Governance has the authority to make equity grants to non-employee Directors. Effective January 1, 2006, each non-employee Director was granted 910 shares of restricted Common Stock based on a market value of $50,000 on the grant date. The Company grants each newly-appointed Director upon appointment a grant of restricted Common Stock valued at $25,000 based on the market value of the Common Stock on the grant date with such shares subject to forfeiture based upon failing to remain on the Board for a five year period. In 2005, the Directors adopted a policy that each Director must accumulate a total position in the Company’s Common Stock with a value of three times the annual retainer.

The following report of the Executive Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Report of Executive Compensation Committee
on 2006 Executive Compensation

The Executive Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and recommends to the full Board the compensation levels for the remaining executive officers of the Company. The Committee also oversees the administration of the Company’s executive compensation programs. To assist it in determining the proper levels of compensation for the Chief Executive Officer and the remaining executive officers, the Committee engaged an independent executive compensation consultant to provide the Committee with advice on such matters. The Committee is composed entirely of independent Directors each of whom the Board has determined (i) meets the independence criteria specified by the Securities and Exchange Commission and (ii) applicable sections of the New York Stock Exchange listing standards.

The Committee annually selects and retains the Company’s independent compensation consultant. In 2006, the Company’s compensation program for the executive officers consisted of base salary, a short-term cash bonus contingent upon the achievement of annual goals, and a long-term incentive opportunities consisting of stock options, performance units, and performance-based restricted stock contingent upon the achievement of three-year performance objectives. The mix of pay reflects the Company’s desire to place a significant portion of executive officer pay at risk thereby creating a strong, direct link between level of compensation and Company and individual performance. The amount of incentive compensation actually delivered for each of these elements is determined by considering a number of financial, operational and individual performance factors and goals, the relative value of the individual’s position, and external competitive peer group and general market data.

The Committee is responsible for monitoring and reviewing the compensation programs. None of the members of the Committee are employees of the Company and may not be employees of the Company. As part of fulfilling its responsibilities, the Committee reviewed and discussed the compensation programs, officer salaries, target grants for fiscal 2006, and the Compensation Discussion and Analysis of this Proxy Statement with management and the Committee’s independent compensation consultant, Buck Consultants. The Committee discussed and considered the independence of Buck Consultants with representatives of Buck Consultants, reviewing as necessary all relationships and services that might bear on the objectivity of Buck Consultants. The Committee provided to Buck Consultants full access to the Committee to meet privately and Buck Consultants was encouraged to discuss any matters they desired with the Committee and/or if necessary with the full Board of Directors.

Based upon the Committee’s review and discussions referred to above, the Committee recommended that the Board of Directors include the Compensation Discussion & Analysis along with all accompanying tables and footnotes in its Annual Proxy Statement for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
John R. Myers, Chairman
James B. Busey IV
S. Marce Fuller
Allen A. Kozinski
William B. Mitchell

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act and the rules thereunder of the Securities and Exchange Commission require the Company’s Directors, officers and beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Securities and Exchange Commission regulations require that the Company be furnished with copies of these reports. Personnel of the Company generally prepare these reports on behalf of the Directors and officers on the basis of information obtained from each Director and officer. Based solely on a review of these reports and on such information from the Directors and officers, the Company believes that all reports required by Section 16(a) of the Securities and Exchange Act to be filed during the year ended December 31, 2006 were filed on time, except that: (i) reports on Form 4 for S. Marce Fuller reporting exempt transactions covering purchases of Common Stock made over the course of 2005 and 2006 through a dividend reinvestment account were not filed on time and were filed under a Form 5 on January 4, 2007; and (ii) reports on Form 4 for Carl G. Miller reporting exempt transactions covering purchases of Common Stock made over the course of 2005 and 2006 through a dividend reinvestment account were not filed on time and were filed under a Form 5 on January 10, 2007.

Certain Relationships and Related Transactions

During fiscal year 2006, there were no proceedings to which any of our Directors or executive officers were adverse to the Company and none of our Directors or executive officers had a direct or indirect material interest in any transactions or series of transactions in which the amount involved exceeded or exceeds $120,000.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006:

•	None of the members of the Executive Compensation Committee was an officer (or former officer) or employee of the Company;

•

None of the members of the Executive Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company in which the amount involved exceeds $120,000;

•

None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee;

•	None of the Company’s executive officers was a Director of another entity where one of that entity’s executive officers served on the Company’s Executive Compensation Committee; and

•

None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity’s executive officers served as a Director on the Company’s Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of February 15, 2007 for the beneficial ownership of common stock by (a) each stockholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of any class of Common Stock, (b) each current Director of the Company, (c) each nominee for election as a Director of the Company (d) each of the executive officers of the Company named in the Summary Compensation Table above (the “Named Executive Officers”), and (e) all current Directors and executive officers of the Company as a group. The ownership and percentage of class has been adjusted to reflect our 2-for-1 stock splits paid on December 17, 2003 and on April 21, 2006. The percentages in the third column are based on 44,208,462 shares of Common Stock outstanding on February 15, 2007. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly or indirectly by the individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations. Inclusion in the table of shares not owned directly by the Director or Named Executive Officer does not constitute an admission that such shares are beneficially owned by the Director or Named Executive Officer for any other purpose.

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)		Percentage of Class
Lord, Abbett & Co. LLC	5,653,867	(b)	12.8%
Singleton Group LLC	3,762,960	(c)	8.5%
Neuberger Berman Inc.	3,130,252	(d)	7.1%
GAMCO Investors, Inc. formerly known as Gabelli Asset Management, Inc.	3,069,492	(e)	6.9%
BlackRock, Inc.	2,650,444	(f)	6.03%
Merrill Lynch & Co., Inc.	2,331,880	(g)	5.3%
Barclays Global Investors, NA	2,256,218	(h)	5.1%
David C. Adams	12,205	(i)(j)	*
Martin R. Benante	208,983	(i)(j)	*
Edward Bloom	49,818	(i)(j)	*
James B. Busey IV	24,936	(i)(k)	*
S. Marce Fuller	7,717	(i)(l)	*
Allen A. Kozinski	1,878	(i)(k)	*
David J. Linton	23,368	(i)(j)	*
Carl G. Miller	4,956	(i)(k)(l)	*
William B. Mitchell	10,804	(i)	*
John R. Myers	12,646	(i)	*
William W. Sihler	6,724	(i)	*
Albert E. Smith	1,106	(i)(k)(l)	*
Glenn E. Tynan	34,239	(i)(j)	*
Directors and Executive Officers as a group (16 persons)	442,490	(m)	1%

*	Less than 1%.

(a)	Reflects 2-for-1 stock splits paid on December 17, 2003 and on April 21, 2006.

(b)	Address is 90 Hudson Street, Jersey City, New Jersey 07302. The information as to the beneficial ownership of Common Stock by Lord, Abbett & Co. LLC was obtained from Amendment No. 4,

dated February 14, 2007, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at February 14, 2007 Lord, Abbett & Co. LLC possessed sole voting power with respect to 5,178,885 shares of Common Stock and sole dispositive power with respect to 5,653,867 shares of Common Stock.

(c)

Address is 11661 San Vicente Boulevard, Suite 915, Los Angeles, California, 90049. The information as to the beneficial ownership of Common Stock by Singleton Group LLC was obtained from Amendment No. 1, dated June 29, 2005, to its statement on Schedule 13D, filed with the Securities and Exchange Commission. Such report discloses that at June 29, 2005: (1) the Singleton Group LLC possessed shared voting and dispositive power with respect to 1,881,480 shares of Common Stock, (2) Caroline W. Singleton possessed shared voting and dispositive power with respect to 1,881,480 shares of Common Stock, (3) William W. Singleton possessed shared voting and dispositive power with respect to 1,881,480 shares of Common Stock, and (4) Donald E. Rugg possessed shared voting and dispositive power with respect to 1,881,480 shares of Common Stock and sole voting and dispositive power with respect to 28 shares of Common Stock.

(d)

Address is 605 Third Avenue, New York, New York, 10158. The information as to the beneficial ownership of Common Stock by Neuberger Berman Inc. was obtained from Amendment No. 2, dated February 13, 2007, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at February 13, 2007: (i) Neuberger Berman Inc. possessed sole voting power with respect to 2,701 shares of Common Stock, shared voting power with respect to 2,299,700 shares of Common Stock and shared dispositive power with respect to 2,713,301 shares of Common Stock, (ii) Neuberger Berman, LLC possessed sole voting power with respect to 2,701 shares of Common Stock, shared voting power with respect to 2,299,700 shares of Common Stock and shared dispositive power with respect to 2,713,301 shares of Common Stock, (iii) Neuberger Berman Management, Inc. possessed shared voting and dispositive power with respect to 2,299,700 shares of Common Stock, and (iv) Neuberger Berman Equity Funds possessed shared voting and dispositive power with respect to 2,267,000 shares of Common Stock.

(e)

Address is One Corporate Center, Rye, New York, 10580. The information as to the beneficial ownership of Common Stock by GAMCO Investors, Inc. formerly known as Gabelli Asset Management Inc. was obtained from Amendment No. 29, dated April 19, 2006, to its statement on Schedule 13D, filed with the Securities and Exchange Commission. Such Schedule 13D discloses that at April 19, 2006: (1) Gabelli Funds, LLC possessed sole voting and dispositive power with respect to 585,796 shares of Common Stock, (2) GAMCO Asset Management, Inc. formerly known as GAMCO Investors, Inc. possessed sole voting power with respect to 842,450 shares of Common Stock and sole dispositive power with respect to 941,950 shares of Common Stock, (3) Gabelli Securities, Inc. possessed sole voting and dispositive power with respect to 5,000 shares of Common Stock, and (4) Gabelli Advisers, Inc. possessed sole voting and dispositive power with respect to 2,000 shares of Common Stock.

(f)

Address is 40 East 52nd Street, New York, New York, 10022. The information as to the beneficial ownership of Common Stock by BlackRock, Inc. was obtained from its statement on Schedule 13G, dated February 14, 2007, filed with the Securities and Exchange Commission. Such report discloses that at February 14, 2007, BlackRock, Inc. (on behalf of BlackRock Advisors LLC; BlackRock Investment Management LLC; BlackRock (Channel Islands) Ltd; BlackRock (Isle of Man) Ltd; BlackRock Fund Managers Ltd.; BlackRock Pension Limited; BlackRock Japan Co. Ltd; and BlackRock Investment Management UK Ltd.) possessed shared voting and dispositive power with respect to 2,650,444 shares of Common Stock.

(g)

Address is World Financial Center, North Tower, 250 Vesey Street, New York, New York, 10381. The information as to the beneficial ownership of Common Stock by Merrill Lynch & Co., Inc. was obtained from its statement on Schedule 13G, dated February 8, 2006, filed with the Securities and Exchange Commission. Such report discloses that at February 8, 2006, Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) possessed shared voting and dispositive power with respect to 1,165,940 shares of Common Stock.

(h)	Address is 45 Fremont Street, San Francisco, California, 94195. The information as to the beneficial ownership of Common Stock by Barclays Global Investors, NA was obtained from its statement on Schedule 13G, dated January 9, 2007, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2006, (1) Barclays Global Investors, NA possessed sole voting power with respect to 743,388 shares of Common Stock and sole dispositive power with respect to 909,708 shares of Common Stock, (2) Barclays Global Fund Advisors possessed sole voting power with respect to 1,318,450 shares of Common Stock and sole dispositive power with respect to 1,318,450 shares of Common Stock, and (3) Barclays Global Investors, Ltd. possessed sole voting and dispositive power with respect to 28,060 shares of Common Stock.

(i)	Address is c/o Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey, 07068.

(j)

Includes shares of Common Stock that the Named Executive Officers have the right to acquire through the exercise of stock options within 60 days of February 15, 2007 as follows: David C. Adams, 11,375; Martin R. Benante, 206,098; David J. Linton, 11,883; Edward Bloom, 26,314; and Glenn E. Tynan, 26,711.

(k)

Includes shares of restricted Common Stock owned by the Directors as follows (and subject to forfeiture under the Company’s 2005 Stock Plan for Non-Employee Directors): James B. Busey IV, 1,252; Allen A. Kozinski, 1,878; Carl G. Miller, 1,020; and Albert E. Smith, 760.

(l)	Share total rounded down to the next whole number of shares respecting fractional shares purchased pursuant to a broker dividend reinvestment plan.

(m)	Includes shares of Common Stock as indicated in the preceding footnotes.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2007, subject to the ratification by the Company’s stockholders as required by the By-laws of the Company. The Board of Directors requests that stockholders ratify such appointment. If the stockholders fail to ratify the appointment of Deloitte & Touche LLP, our Audit Committee will appoint another independent accounting firm to perform such duties for the current fiscal year and submit the name of such firm for ratification by our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007

Disclosure About Fees

The following table presents the aggregate fees billed by our independent accountants, Deloitte & Touche LLP, and their respective affiliates for the audit of our annual financial statements for the calendar years ended December 31, 2006 and 2005, as well as other services provided during those periods:

	2006	2005
Audit Fees(a)	$1,889,000	$1,733,000
Audit-Related Fees(b)	61,000	14,910
Tax Fees(c)	333,600	257,454
All Other Fees(d)	43,000	—
Total	2,326,600	2,005,364

(a)

Audit Fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, audit of management’s assessment of the effectiveness of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees”. The fees for 2006 relate principally to due diligence in connection with potential acquisitions and a pension plan audit for one of our subsidiaries. The fees for 2005 relate principally to review of the Company’s S-3 and S-8 form filings with the Securities and Exchange Commission.

(c)

Tax Fees consist of fees billed for services rendered for tax compliance, tax advice and tax planning. The fees for 2006 and 2005 relate principally to preparation of tax returns and other tax compliance services directly related to such returns.

(d)

All Other Fees consist of fees billed for products and services other than fees as reported in the above three categories. These fees relate principally to advice in connection with a government grant award and advice in connection with CAS-418 non-compliance by one of our divisions.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by the independent accountants. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent accountants. To facilitate the prompt handling of certain matters, the Audit Committee delegates to the Chief Financial Officer the authority to approve in advance all audit and non-audit services below $50,000 to be provided by the independent accountants. For permissible non-audit services, we submit to the Audit Committee, at least quarterly, a list of services and a corresponding budget estimate that we recommend the Audit Committee engage the independent auditor to provide. We routinely inform the Audit Committee as to the extent of services provided by the independent accountants in accordance with this pre-approval policy and the fees incurred for the services performed to date. During fiscal year 2006, all of the Audit-Related Fees, Tax Fees and All Other Fees in the table above were pre-approved by the Audit Committee.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Audit Committee Report

The Audit Committee of the Company’s Board of Directors consists of four non-employee directors, each of whom the Board has determined (i) meets the independence criteria specified by the Securities and Exchange Commission and the requirements of Sections 303A.07(a) and applicable sections of the New York Stock Exchange listing standards and (ii) is financially literate in accordance with the requirements of Section 303A.07(b) of the New York Stock Exchange listing standards. The Audit Committee annually reviews and reassesses its written charter, as well as selects and retains the Company’s independent registered public accounting firm.

Management is responsible for the financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. The Audit Committee does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee are employees of the Company and may not be employees of the Company. Additionally, the Audit Committee members may not represent themselves to be accountants or auditors for the Company, or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing for the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent accountants included in their report on the Company’s financial statements.

The oversight performed by the Audit Committee does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the discussions that the Audit Committee has with management and the independent accountants do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent accountants are in fact “independent”.

As more fully described in our charter, the Audit Committee is responsible for overseeing the internal controls and financial reporting processes, as well as the independent audit of the financial statements by the independent accountants, Deloitte & Touche LLP. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2006 with management and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, in addition to those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the independent accountants. The Audit Committee discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services which might bear on the objectivity of Deloitte & Touche LLP, and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from Deloitte & Touche LLP. The Audit Committee provided to Deloitte & Touche LLP full access to the Audit Committee to meet privately and Deloitte & Touche LLP was encouraged to discuss any matters they desired with the Audit Committee and/or the full Board of Directors.

The opinion of Deloitte & Touche LLP is filed separately in the 2006 Annual Report on Form 10-K and should be read in conjunction with the reading of the financial statements.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and footnotes in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
William W. Sihler, Chairman
S. Marce Fuller
Carl G. Miller
Albert E. Smith

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The Securities and Exchange Commission has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe that the stockholders are members of the same family. This rule benefits both stockholders and the Company. It reduces the volume of duplicate information received and helps to reduce our expenses. Each stockholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll-free number, 1-800-937-5449 or through their website at www.amstock.com.

If you would like to receive your own set of our annual disclosure documents in future years, please follow the directions below. Similarly, if you share an address with another stockholder and together both of you wish to receive only a single set of our annual disclosure documents, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling 1- 800-937-5449, accessing their website at www.amstock.com, or writing to them at 6201-15th Avenue, Brooklyn, New York 11219.

DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2008 ANNUAL MEETING

Pursuant to regulations of the Securities and Exchange Commission, stockholders who intend to submit proposals for inclusion in our proxy materials for the 2008 Annual Meeting must do so no later than November 30, 2007. This requirement is separate from the Securities and Exchange Commission’s other requirements that must be met to have a stockholder proposal included in our proxy statement. In addition, this requirement is independent of certain other notice requirements of our Amended and Restated By-laws described below. All stockholder proposals and notices should be submitted to Corporate Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068. The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised and presented at the Annual Meeting. Pursuant to amended Securities and Exchange Commission Rule 14a-4(c)(1), we will exercise discretionary voting authority to the extent conferred by proxy with respect to stockholder proposals received after February 14, 2008.

If a stockholder of record wishes to nominate Directors or bring other business to be considered by stockholders at the 2008 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under our current Amended and Restated By-laws, nominations of Directors or other proposals by stockholders must be made in writing to our offices no later than February 5, 2008 and no earlier than January 5, 2008. However, if the date of the 2008 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2007 Annual Meeting, then such nominations and proposals must be delivered in writing to the Company no earlier than 120 days prior to the 2008 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2008 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2008 Annual Meeting is first made.

Please note that these requirements relate only to matters proposed to be considered for the 2008 Annual Meeting. They are separate from the Securities and Exchange Commission’s requirements to have stockholder proposals included in the Company’s 2008 proxy statement.

2006 ANNUAL REPORT ON FORM 10-K

Any stockholder wishing to receive, without charge, a copy of the Company’s 2006 Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission, should write to the Corporate Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

By Order of the Board of Directors

Michael J. Denton Corporate Secretary

Dated: March 28, 2007

Appendix A

CURTISS-WRIGHT CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF CURTISS-WRIGHT CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 4, 2007

The undersigned hereby constitutes and appoints MARTIN R. BENANTE, GLENN E. TYNAN and MICHAEL J. DENTON, and each of them, as proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $1.00 per share, of Curtiss-Wright Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 4, 2007, at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, commencing at 2:00 p.m. local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, respecting the following matters described in the accompanying proxy statement and, in their discretion, on other matters which come before the meeting.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the Director nominees listed in Proposal One and FOR Proposal Two. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the proxy statement with respect thereto and the Company’s Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PROXY VOTING INSTRUCTIONS

VIA MAIL: Date, sign and mail your proxy card in the envelope provided as soon as possible.

OR

VIA TELEPHONE: Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Please have your control number and proxy card available when you call.

OR

VIA INTERNET: Access "www.voteproxy.com" and follow the on-screen instructions.

Have your control number available when you access the web page.

COMPANY NUMBER:

ACCOUNT NUMBER:

CONTROL NUMBER:

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

The Board of Directors recommends a vote FOR the Director nominees listed in Proposal One and FOR Proposal Two.

1. Election of Directors.

[ ]	FOR all nominees listed below	[ ]	WITHHOLD AUTHORITY
(except as marked to the contrary)	to vote for all nominees listed below

Martin R. Benante, James B. Busey IV, S. Marce Fuller, Allen A. Kozinski, Carl G. Miller,

William B. Mitchell, John R. Myers, William W. Sihler and Albert E. Smith

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE’S NAME(S) IN THE SPACE PROVIDED BELOW:

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent accountants for 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

To change the address on your account, please check this box [   ] and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

____________________________________________________________________________________

SIGNATURES

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder_____________________________ Date:________________

Signature of Stockholder_____________________________ Date:________________

Appendix B

CURTISS-WRIGHT CORPORATION

Standards for Director Independence

A majority of the Directors must meet the standards for independence set forth in applicable law and regulation. In determining whether a Director is independent, the Board will apply the following standard:

To be deemed independent, a Director must have no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. The term “material relationship” includes:

•	Employment by the Company of the Director or an immediate family member within the last five years.

•	The receipt by the Director or any immediate family members of compensation in any form from the Company other than as compensation for service as a Director.

•

Being or having an immediate family member who is a partner, shareholder or employee of an organization that is a supplier, customer, creditor or service provider, including but not limited to the independent auditor, of the Company and/or its subsidiaries, except where the shareholdings represent less than 2% of the outstanding shares of a publicly traded company, where the supplier’s sales to the Company are not and have no potential to become material to the supplier’s annual revenues or net income or where the customer’s purchases from the Company are not and have no potential to become material to the Company’s annual revenues or net income.

•	The affiliation with or employment by a past or present independent auditor of the Company within the last five years by the Director or an immediate family member.

•

Employment within the last five years by the Director or an immediate family member at another company whose compensation or equivalent committee of its board of directors includes any executive of the Company.

B-1